UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

     (RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12

NOVACOPPER INC.
(Name of Registrant as Specified In Its Charter)

__________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:
[   ]  Fee paid previously with preliminary materials:
[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

Notice of

Annual and Special Meeting

of Shareholders

&

Management

Information Circular

MEETING TO BE HELD MAY 20, 2015

NovaCopper Inc.

     Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada V7Y 1K4
Tel: 604-638-8088 or 1-855-638-8088
Fax: 604-638-0644
Website: www.novacopper.com

NOVACOPPER INC.
Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia V7Y 1K4

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of NovaCopper Inc. (the “Company”) will be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 on Wednesday, May 20, 2015 at 2:00 p.m. (Vancouver time), for the following purposes:

1.

To receive the Annual Report of the directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2014, together with the Report of the Auditors thereon;

2.	To elect Directors of the Company for the forthcoming year;

3.	To appoint the Auditors of the Company for the forthcoming year and to authorize the Directors through the Audit Committee to fix the Auditors’ remuneration;

4.	To consider and, if deemed advisable, pass an ordinary resolution ratifying and approving all unallocated awards under the 2012 Equity Incentive Plan; and

5.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.

Only Shareholders of record at the close of business on March 23, 2015 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the Meeting. All proxies completed by registered Shareholders must be returned to the Company:

(a)

by delivering the proxy to the Company’s transfer agent, Computershare Investor Services Inc. at its office at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, for receipt no later than May 15, 2015, at 2:00 p.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare Investor Services Inc., Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 15, 2015 at 2:00 p.m. (Vancouver time); or

(c)	by internet, as instructed in the enclosed form of proxy, not later than May 15, 2015 at 2:00 p.m. (Vancouver time).

Non-registered Shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered Shareholders can be found on page 2 of the attached Circular.

DATED at Vancouver, British Columbia, this 27th day of March, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

“Rick Van Nieuwenhuyse”
________________________________________________
Rick Van Nieuwenhuyse, President and Chief Executive Officer

NOVACOPPER INC.
MANAGEMENT INFORMATION CIRCULAR

-i-

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR (“CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF NOVACOPPER INC. (the “Company”) for use at the Annual and Special Meeting of Shareholders of the Company to be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 at 2:00 p.m. (Vancouver time) on May 20, 2015 (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Company anticipates this Circular, proxy materials and form of proxy will be first mailed to Shareholders on or about March 27, 2015.

Solicitation of proxies will primarily be by mail or courier, supplemented by telephone or other personal contact by employees or agents of the Company, and all costs thereof will be paid by the Company. The Company will also pay the fees and costs of intermediaries for their services in transmitting proxy related material to non-registered Shareholders in accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). The Company estimates such fees and costs to be nominal.

General

Unless otherwise specified, the information in this Circular is current as at March 24, 2015. Unless otherwise indicated, all references to “$” or “US$” in this circular refer to United States dollars. References to “C$” in this circular refer to Canadian dollars.

Copies of this Circular and proxy-related materials, as well as the Company’s financial statements to be approved at the Meeting and related MD&A, can be obtained under the Company’s profile at www.sedar.com or at www.novacopper.com.

Record Date and Quorum

The Board of Directors of the Company has fixed the record date for the Meeting as the close of business on March 23, 2015 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date such person may establish a right to vote by delivering evidence of ownership of his or her common shares of the Company (“Common Shares”) satisfactory to the Board and a request for his or her name to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date (the “Shareholders”) will be entitled to vote at the Meeting. No cumulative rights are authorized and dissenter’s rights are not applicable to any matters being voted upon. Such registered Shareholders will be entitled to one vote per Common Share.

Two or more persons present in person or by proxy representing at least 5% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.

Voting of Common Shares

Registered Shareholders

Registered Shareholders have two methods by which they can vote their shares at the Meeting, namely in person or by proxy. To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the meeting.

Shareholders who do not wish to attend the Meeting or do not wish to vote in person, can vote by proxy. A registered Shareholder must return the completed proxy to the Company:

(a)

by delivering the proxy to the Toronto office of the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”) at its office at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, for receipt not later than May 15, 2015 at 2:00 p.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare, Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 15, 2015 at 2:00 p.m. (Vancouver time); or

(c)	by internet, as instructed in the enclosed form of proxy, not later than May 15, 2015 at 2:00 p.m. (Vancouver time).

The persons named in the enclosed form of proxy are officers and directors of the Company. Each Shareholder has the right to appoint a person or a company (who need not be a Shareholder) to attend and act for him/her and on his/her behalf at the Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.

Non-registered Shareholders

The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e. non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for their clients, which is generally referred to as a “broker non-vote.” Therefore, non-registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically uses its own form of proxy, mails those forms to the non-registered Shareholders and asks non-registered Shareholders to either return the proxy forms to Broadridge or alternatively provide voting instructions by using the Broadridge automated telephone system. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A non-registered Shareholder receiving a proxy from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of the Meeting in accordance with Broadridge’s instructions in order to have the shares voted.

Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as a proxyholder for the registered Shareholder and vote the Common Shares in that capacity. Non-registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as a proxyholder for the registered Shareholder, should enter their own names in the blank space on the form of proxy provided to them by their broker (or agent) and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Exercise of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the enclosed proxy will confer discretionary authority and will be voted in favour of all matters referred to on the form of proxy.

The proxy also confers discretionary authority to vote for, withhold from voting or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote in accordance with the recommendations of management of the Company.

Proxies must be received by the Toronto office of Computershare, located at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 not later than May 15, 2015 at 2:00 p.m. (Vancouver time).

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it by instrument in writing, executed by the Shareholder or by his attorney authorized in writing, or if the Shareholder is a Company, under its corporate seal, and deposited either with the Company’s transfer agent, Computershare at its Vancouver office at 510 Burrard Street, 2nd Floor, Vancouver, BC, V6C 3B9 or with the Company’s legal counsel, Blake, Cassels & Graydon LLP, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof or with the chairman of such Meeting on the date of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. A Shareholder attending the Meeting has the right to vote in person and if he does so, his proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting.

Voting Shares and Principal Holders Thereof

As at March 24, 2015, the Company has 60,633,701 Common Shares issued and outstanding without nominal or par value. Each Common Share is entitled to one vote. Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote. Abstentions and broker non-votes will not be counted either in favor of or against any proposal or either for or withheld in the election of directors, and, therefore, will have no effect on the outcomes of any proposal or election of directors.

The following table sets forth certain information regarding the ownership of the Company’s common shares as at March 24, 2015 by each Shareholder known to the Company who owns, directly or indirectly, or exercises control or direction over, to the knowledge of the Company’s directors or officers, more than 5% of the outstanding Common Shares of the Company as of March 24, 2015, based on such person’s Schedules 13D and 13G filed with the US Securities and Exchange Commission (the “SEC”).

Name of Shareholder	Number of Voting Securities	Percentage of Outstanding Voting Securities
Electrum Strategic Resources L.P (“Electrum”)(1)	16,855,782	27.8%
Paulson & Co. Inc.	8,727,379	14.4%
The Baupost Group, L.L.C.	6,005,298	9.9%

Note:
(1) Includes 833,333 common shares held directly by GRAT Holdings LLC (“GRAT Holdings”) and 16,022,449 common shares held directly by Electrum. GRAT Holdings has sole voting and investment power with respect to the 833,333 common shares it holds directly. Each of GRAT Holdings, Electrum, Leopard Holdings LLC ("Leopard"), Electrum Global Holdings L.P. (“Global Holdings”), TEG Global GP Ltd (“TEG Global”) and The Electrum Group LLC (“Electrum Group”) may be deemed to share the power to vote and dispose of the 16,022,449 common shares held directly by Electrum and, accordingly, each such entity may be deemed to beneficially own such shares. Global Holdings owns all of the limited partnership interests of Electrum and all of the equity interests of the general partner of Electrum. TEG Global is the sole general partner of, and Electrum Group is the investment adviser to, Global Holdings. Electrum Group possesses voting and investment discretion with respect to assets of Global Holdings, including indirect investment discretion with respect to the common shares held by Electrum. GRAT Holdings, which owns all of the equity interests of Leopard, may be deemed to share voting and investment power with respect to common shares held by Electrum by virtue of its indirect ownership (through Leopard) of equity of Global Holdings, TEG Global and Electrum Group. The Investment Committee of GRAT Holdings, which consists of three members, exercises voting and investment decisions on behalf of GRAT Holdings, including decisions on behalf of GRAT Holdings with respect to the securities reported herein. Electrum, Leopard, Global Holdings, TEG Global and Electrum Group have disclaimed beneficial ownership of the common shares held by GRAT Holdings for purposes of Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dr. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also chairman and chief investment officer of Electrum Group, and therefore may be deemed to share the power to vote and dispose of the 16,022,449 common shares held directly by Electrum.

MATTERS TO BE ACTED UPON AT MEETING

Election of Directors

The proposed nominees in the list that follows are, in the opinion of management, well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as directors, if elected. The term of office of each director elected will be until the next annual meeting of the Shareholders of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated, in accordance with the Articles of Association of the Company and the provisions of the Business Corporations Act (British Columbia).

The Board adopted a Majority Voting Policy on January 29, 2014 stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain Shareholders “withheld” votes for the director, the qualifications of the director and whether the director’s resignation from the Board would be in the best interests of the Corporation. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholders meeting and announce its decision by press release. The policy does not apply in circumstances involving contested director elections. See “Statement of Corporate Governance Policies – Majority Voting Policy”.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted FOR the election of the nominees whose names are set forth below. If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute. Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxyholders named in the accompanying form of proxy reserve the right to vote for such other nominee in their discretion unless the Shareholder has specified otherwise in the form of proxy.

Name, Province or State and Country of Residence	Independence	Principal Occupation	Director Since (8)
Tony S. Giardini (3)(4) British Columbia, Canada	Independent	Chief Financial Officer of Kinross Gold Corporation	January 2012
Dr. Thomas S. Kaplan (1) New York, USA	Non-Independent	Chairman and Chief Investment Officer of The Electrum Group LLC	January 2012
Gregory A. Lang (5) Utah, USA	Non-Independent	President and Chief Executive Officer of NOVAGOLD Resources Inc.	January 2012
Igor Levental (6)(7) Colorado, USA	Independent	President of The Electrum Group LLC	January 2012
Kalidas V. Madhavpeddi (3)(4)(5) Arizona, USA	Independent	President of Azteca Consulting LLC and Overseas Chief Executive Officer of China Molybdenum Co., Ltd.	January 2012
Gerald J. McConnell (6) Nova Scotia, Canada	Independent	Chief Executive Officer of Namibia Rare Earths Inc.	January 2012
Clynton R. Nauman (2)(3)(5) Washington, USA	Independent	President and Chief Executive Officer of Alexco Resource Corp.	April 2011
Janice Stairs (4)(6)(7) Nova Scotia, Canada	Independent	General Counsel to Namibia Rare Earths Inc.	April 2011
Rick Van Nieuwenhuyse (7) British Columbia, Canada	Non-Independent	President and Chief Executive Officer of the Company	April 2011

(1) Chairman of the Board
(2) Lead Director
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee.
(5) Member of the Environment, Health, Safety and Technical (“EHST”) Committee.
(6) Member of the Corporate Governance and Nominating Committee.
(7) Member of the Corporate Communications Committee.
(8) The term of office for each director expires as at the date of each annual general meeting unless such director is re-elected at that annual general meeting.

See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” for details on share ownership and the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed director.

Refer to Section “Information Concerning the Board of Directors and Executive Officers” for further information regarding the above directors.

Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), located at 250 Howe Street, 7th Floor, Vancouver, British Columbia, Canada. PwC were first appointed auditors of the Company on March 28, 2012 by the shareholders of NOVAGOLD Resources Inc. (“NOVAGOLD”). The Shareholders will be asked at the Meeting to vote for the appointment of PwC as auditors of the Company until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the directors upon the recommendation of the Audit Committee. To the Company's knowledge, a representative from PwC will not be present at the Meeting to take questions, although the firm will be permitted to make a statement if it so desires.

In the absence of a contrary instruction, it is intended that all proxies received will be voted FOR the appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors upon the recommendation of the Audit Committee.

A table setting forth the fees paid by the Company to PwC, its independent auditor, for the years ended November 30, 2014, 2013 and 2012 is set forth below. Fees incurred prior to April 30, 2012 were paid by the Company’s former parent company, NOVAGOLD, resulting in the annual fees for the years ended November 30, 2012 being non-comparable.

	Year Ended November 30
	2014	2013	2012
	$	$	$
Audit Fees (1)	124,001	165,635	83,584
Audit Related Fees (2)	26,642	52,586	6,908
Tax Fees (3)	-	-	-
All Other Fees (4)	-	-	-
Total	150,643	218,221	90,492

(1) “Audit Fees” are the aggregate fees billed by PwC for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.
(2) “Audit-Related Fees” are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.
(3) “Tax Fees” are fees billed by PwC for tax compliance, tax advice and tax planning.
(4) “All Other Fees” are fees charged by PwC for services not described above.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.

Report on Audited Financial Statements

The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 2014. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380), as amended, as adopted by the Public Accounting oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors that audit firm's independence from the Company and its management. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2014, for filing with the SEC, which Annual Report is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.

Audit Committee of the Board
Kalidas Madhavpeddi, Chair
Tony Giardini
Clynton Nauman

Approval of Continuation of 2012 Equity Incentive Plan

Background and Approval

Pursuant to TSX rules, every three years following institution of the Company’s Equity Incentive Plan (the “Equity Incentive Plan”), Shareholders must approve all unallocated options, rights or entitlements (“Awards”) issuable pursuant thereto. Shareholders approved the Equity Incentive Plan in 2012. The Equity Incentive Plan is in the same form as the plan previously approved by Shareholders.

At the Meeting, Shareholders will be asked to pass a resolution substantially in the following form:

“BE IT RESOLVED THAT:

1.

The unallocated entitlements under the NovaCopper Equity Incentive Plan are hereby approved and NovaCopper will have the ability to grant Awards and shares under the NovaCopper Equity Incentive Plan until the date that is three years from the date of the Meeting, being May 20, 2018; and

2.

Any director or officer of NovaCopper be and is hereby authorized, for and on behalf of NovaCopper, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.”

In order to approve the continuation of the Equity Incentive Plan, the Equity Incentive Plan Resolution (as defined herein) must be passed by a majority of the votes cast by Shareholders who, being entitled to do so, vote in person or by proxy on the Equity Incentive Plan Resolution.

In the event that the resolution to approve the Equity Incentive Plan is not passed by the requisite number of votes cast at the Meeting, the Company will not have the Equity Incentive Plan, all unallocated Awards will be cancelled and the Company will not be permitted to grant further Awards under the Equity Incentive Plan. Previously allocated Awards under the Equity Incentive Plan will continue unaffected by the approval or disapproval of the resolution to approve the Equity Incentive Plan. Any Awards that have been terminated, cancelled or that have expired will not be available for re-granting.

The Board of Directors of the Company has unanimously concluded that the approval of the continuation of the Equity Incentive Plan is in the best interest of the Company and its Shareholders, and recommends that Shareholders vote IN FAVOUR of the Equity Incentive Plan Resolution. The Company has been advised that the directors and senior officers of the Company intend to vote all Common Shares held by them in favour of the Equity Incentive Plan Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the Equity Incentive Plan Resolution. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

Previously Granted Awards Under the Equity Incentive Plan

The following table provides information related to the total number of Common Shares issuable in connection with outstanding, unexercised Award grants under the Equity Incentive Plan held by each of the following individuals and groups as at March 24, 2015.

Name	Stock Options Previously Granted #
Rick Van Nieuwenhuyse	800,000
Elaine Sanders	400,000
All executive officers as a group	1,200,000
All directors who are not executive officers as a group	1,200,000
All employees who are not executive officers as a group	895,000
Total prior awards under the Equity Incentive Plan	3,295,000

Summary of the Equity Incentive Plan

Set out below is a summary of the Equity Incentive Plan, which is qualified in its entirety by reference to the complete copy of the Equity Incentive Plan which is filed on EDGAR under the Company’s profile at www.sec.gov/edgar and a copy of which is attached as Appendix B.

Eligible Participants and Common Shares Reserve for Issuance

Under the Equity Incentive Plan, Awards may be granted to directors, officers, employees and consultants of the Company and its subsidiaries and affiliates.

The total number of Common Shares reserved for issuance in connection with Awards granted or that may be granted under the Equity Incentive Plan is 10% of the total number of issued and outstanding Common Shares. As of March 24, 2015, the total number of Common Shares issuable in connection with outstanding, unexercised Award grants under the Equity Incentive Plan was 3,295,000, which represent, in the aggregate, 5.43% of the total number of outstanding Common Shares. Of the 3,295,000 outstanding unexercised Awards, Awards to purchase 1,916,658 Common Shares are fully vested, with 1,378,342 remaining unvested. As of March 24, 2015, the total number of Common Shares reserved for issuance under the Equity Incentive Plan was 6,063,370, including Common Shares issuable in connection with outstanding, unexercised Award grants. The closing price of the Common Shares on the TSX as of March 24, 2015 was $0.81.

The maximum number of shares issuable to insiders pursuant to the Equity Incentive Plan, together with any shares issued pursuant to any other share compensation arrangement, at any time shall not exceed (i) 10% of the total number of outstanding shares on the date of grant; and (ii) 10% of the total number of outstanding Common Shares within any one-year period. No eligible person may be granted options under the Equity Incentive Plan for more than 15,000,000 Common Shares (subject to adjustment as provided for in the Equity Incentive Plan), in the aggregate in any calendar year.

Cashless Exercise

Under the terms of the Equity Incentive Plan, a “net exercise” feature allows for optionees to receive, at the discretion of the Board, the number of Common Shares having a value equal to the number of Common Shares issuable if such options were exercised multiplied by a quotient, the numerator of which is the result of the market price of one Common Share less the exercise price of one Common Share, and the denominator of which is the market price of one Common Share, without having to pay cash at the time of exercise

Administration

The Equity Incentive Plan is to be administered by the Compensation Committee appointed by the Board of Directors. Subject to the terms of the Equity Incentive Plan, the Compensation Committee may determine, among other things, the persons to whom Awards may be granted, the number of Awards to be granted to any person, the exercise price and the schedule and dates for vesting of Awards granted. The term of the Awards granted under the Equity Incentive Plan shall be determined by the Compensation Committee, however, in no event shall an option be exercisable during a period extending more than ten years after the date of grant. In the circumstance where the end of the term falls within, or within ten business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company, the end of the term shall be the tenth business day after the earlier of the end of such black out period or the original expiry date. In no event shall the exercise price of an Award be less than the greater of: (i) the market price, which means the volume weighted average price of the Common Shares on the TSX for the five trading days prior to the date of grant of the option; and (ii) the fair market value, which means the closing price of the Common Shares on the TSX on the last trading day prior to the date of grant of the option.

Share Bonus Plan

Pursuant to the share bonus plan (the “Share Bonus Plan”), the terms of which are included as part of the Equity Incentive Plan, the Board, on the recommendation of the Compensation Committee, shall have the right, subject to the limitations set forth in the Equity Incentive Plan, to issue or reserve for issuance, for no cash consideration, to any eligible person, any number of Common Shares as a discretionary bonus of Common Shares subject to such provisos and restrictions as the Board may determine. The aggregate number of Common Shares that may be issued under the Share Bonus Plan is 1,000,000.

Change of Control

In the event of, among other things, a change of control affecting the Company, the Board of Directors of the Company will notify each awardee under the Equity Incentive Plan of the full particulars of the offer whereupon all Awards will become vested and may be exercised.

Cessation of Entitlement

If a Director, Officer, employee or consultant ceases to be so engaged by the Company for any reason, they will have the right to exercise any vested Award not exercised prior to such termination within the lesser of six months from the date of the termination or the expiry date of the Award, provided that the Committee retains the discretion to accelerate vesting; provided that if the termination is for just cause the right to exercise the vested Award shall terminate on the date of termination. All non-vested Awards shall terminate on the date of termination.

Incentive Stock Options

An option granted to a U.S. participant shall specify whether such option is an incentive stock option or a nonqualified stock option. The number of shares available for granting incentive stock options under the Equity Incentive Plan shall not exceed 15,000,000. To the extent that the aggregate Fair Market Value of shares (determined as of the date of grant of the option) with respect to which Incentive Stock Options are exercisable for the first time by a U.S. participant during any calendar year exceeds US$100,000, or any limitation subsequently set forth in section 422(d) of the Code, such excess shall be considered a nonqualified stock option. An incentive stock option will terminate no later than ten years after the date of grant; provided, however, that in the case of a U. S participant who, at the time of grant, is a 10% shareholder, such incentive stock options will terminate no later than five years after the date of grant.

Amendment

The Board may, from time to time, subject to applicable law and the rules of the TSX, but without shareholder approval, suspend, terminate, or amend the Equity Incentive Plan or any option granted thereunder for the purposes of (i) making minor or technical modifications, (ii) to correct any ambiguity, defective provisions, error or omission in the provisions of the Equity Incentive Plan,(iii) to change any vesting provisions of the options, (iv) to change the termination provisions of the options provided it does not entail an extension beyond the original expiry date of the options, (v) to add or change provisions relating to any form of financial assistance provided that would facilitate the purchase of options, (vi) to add a cashless exercise feature providing for the payment in cash or securities upon the exercise of options, (vii) subject to the restrictions below, to extend the term or reduce the exercise price of any option previously granted in accordance with Equity Incentive Plan terms, or (viii) to reduce the allocation of shares to the Share Bonus Plan issuable under the Equity Incentive Plan or; and the Board, absent prior approval of the Shareholders of NovaCopper and the TSX or any regulatory body having authority over the Company, will not be entitled to: (i) increase the maximum number of Common Shares issuable by the Company pursuant to the Equity Incentive Plan; (ii) amend an option grant for an option held by an insider to effectively reduce the exercise price or extend the expiry date of such options; (iii) permit options granted under the Equity Incentive Plan to be transferable or assignable other than for normal estate settlement purposes; (iv) to reduce the allocation of Common Shares to the Share Bonus Plan; or (v) make any change to the amendment provisions of the Equity Incentive Plan.

Transferability

Awards under the Equity Incentive Plan are not transferable or assignable by the participant, otherwise then by will or operation of law.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to Awards made under the Equity Incentive Plan. The following description applies to Awards that are subject to U.S. federal income tax.

Grant of Options

The grant of an option is not expected to result in any taxable income to the recipient.

Exercise of Options

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. If an option is an incentive stock option (an “ISO”), its holder generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to a U.S. income tax deduction.

Disposition of Shares Acquired Upon Exercise of Options

The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the U.S. Internal Revenue Code of 1986, as amended (the “Code”) have been satisfied.

If, as usually is the case, the Common Shares acquired upon exercise of a non-qualified stock option are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income, but will qualify as capital gain or loss. Provided that an optionee holds the Common Shares received upon exercise of an ISO for more than two years from the date of grant and more than one year from the date the ISO was exercised, the difference, if any, between the amount realized on a sale or other taxable disposition and the optionee’s tax basis will be long-term capital gain or loss.

Awards Under the Share Bonus Plan

If an Award is payable in Common Shares that are subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the first time the Common Shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier).

The holder’s basis for the determination of gain or loss upon the subsequent disposition of Common Shares acquired under the Share Bonus Plan will be the amount ordinary income recognized either when the Common Shares are received or when the Common Shares are vested. The Company will generally be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code. As to other Awards granted under the Share Bonus Plan that are payable in Common Shares not subject to substantial risk of forfeiture, the holder of the Award must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the date such shares are received). The Company generally will be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual meeting of the Shareholders of the Company or at such time as his or her successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date his or her resignation becomes effective, the date his or her successor is appointed or he or she cease to be qualified for that office, or the date he or she is terminated by Board of Directors of the Company. The names, locations of residence, and ages of, and offices held by, the directors and executive officers has been furnished by each of them and is current as of March 24, 2015. Unless otherwise indicated, the address of each director and executive officer in the table set forth below is care of NovaCopper Inc., Suite 1950, 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K4 Canada.

		Director/Officer
Name and Municipality of Residence	Position and Office Held	Since	Age
Tony S. Giardini(1)(2)	Director	January 24, 2012	55
British Columbia, Canada
Dr. Thomas S. Kaplan	Chairman	January 24, 2012	52
New York, USA
Gregory A. Lang(3)	Director	January 24, 2012	60
Utah, USA
Igor Levental(4)(5)	Director	January 24, 2012	59
Colorado, USA
Kalidas V. Madhavpeddi(1)(2)(3)	Director	January 24, 2012	59
Arizona, USA
Gerald J. McConnell(4)	Director	January 24, 2012	70
Nova Scotia, Canada
Clynton R. Nauman(1)(3)	Lead Director	April 27, 2011	66
Washington, USA
Janice Stairs(2)(4)(5)	Director	April 27, 2011	55
Nova Scotia, Canada
Rick Van Nieuwenhuyse(5)	Director, President and Chief	April 27, 2011	59
British Columbia, Canada	Executive Officer of the Company
Elaine M. Sanders	Vice President, Chief Financial	April 29, 2011(6)	45
British Columbia, Canada	Officer and Corporate Secretary

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the EHST Committee.
(4)	Member of the Corporate Governance and Nominating Committee.
(5)	Member of the Corporate Communications Committee.
(6)	Appointed Corporate Secretary on April 29, 2011 and Vice President and CFO on January 30, 2012.

Tony S. Giardini, CA, CPA

Mr. Giardini is currently Chief Financial Officer of Kinross Gold Corporation and was Chief Executive Officer of Ivanhoe Mines Ltd. from May 2006 to April 2012. Prior to joining Ivanhoe Mines Ltd., Mr. Giardini spent more than 10 years with Placer Dome Inc. as Vice President and Treasurer, responsible for managing and overseeing the company’s debt and capital market activities, including managing banking relationships with U.S., Canadian, and international banks. During his time at Placer Dome, Mr. Giardini led the financing team that raised in excess of US$1 billion in debt and equity financings. Mr. Giardini is a Chartered Accountant and a Certified Public Accountant and spent 12 years with accounting firm KPMG prior to joining Placer Dome Inc.

Principal Occupation During Past Five Years: Chief Financial Officer of Kinross Gold Corporation (November 2012-present); Chief Financial Officer of Capstone Mining Corp. (August – November 2012); Chief Financial Officer of Ivanhoe Mines Ltd. (2006 – 2012); and Vice President and Treasurer of Placer Dome Inc. (2003 – 2006).

The Board has determined that Mr. Giardini should serve as a director due to his experience in finance, financial reporting and operations as a chief financial officer of a major mining company.

Areas of experience include: finance, investment banking, governance, mining industry, treasury and audit.

Directorships Held During Past Five Years
Current: none
Non-current: NOVAGOLD Resources Inc.

	Overall Attendance	Securities Held
95%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	8/9	8,048	150,000	118,020
Compensation	6/6
Audit	6/6

Dr. Thomas S. Kaplan

Dr. Kaplan is Chairman of the Board of Directors of the Company as well as NOVAGOLD Resources Inc. He is also Executive Chairman of The Electrum Group LLC, a privately-held global natural resources investment management company which manages the portfolio of Electrum, the single largest shareholder of the Company. Dr. Kaplan is an entrepreneur and investor with a track record of both creating and unlocking shareholder value in public and private companies. Most recently, Dr. Kaplan served as Chairman of Leor Exploration & Production LLC, a natural gas exploration and development company founded by Dr. Kaplan in 2003. In 2007, Leor’s natural gas assets were sold to EnCana Oil & Gas USA Inc., a subsidiary of Encana Corporation, for $2.55 billion. Dr. Kaplan holds Bachelor’s, Master’s and Doctoral Degrees in History from Oxford University.

Principal Occupation During Past Five Years: Chairman and Chief Executive Officer of The Electrum Group LLC (2011 – present); Chairman of Tigris Financial Group Ltd. (2007 – 2011); Principal of Tigris Financial Group (2011 – present); and Chairman, Leor Exploration and Production LLC (2007 – present).

The Board has determined that Dr. Kaplan should serve as a director due to his knowledge of economics and mergers and acquisitions in the mining sector.

Areas of experience include: finance, mergers and acquisitions in the mining industry, mineral exploration.

Dr. Thomas S. Kaplan

Directorships Held During Past Five Years
Current: NOVAGOLD Resources Inc.
Non-current: none

	Overall Attendance	Securities Held
100%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	9/9	-	150,000	107,870

Gregory A. Lang

Mr. Lang is President and Chief Executive Officer of NOVAGOLD. Mr. Lang has over 30 years of diverse experience in mine operations, project development and evaluations, including experience as President of Barrick Gold of North America, a wholly-owned subsidiary of Barrick Gold Corporation. Mr. Lang has held operating and project development positions over his 10-year tenure with Barrick Gold Corporation and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick Gold Corporation. He holds a Bachelor of Science in Mining Engineering from University of Missouri-Rolla and is a Graduate of the Stanford University Executive Program.

Principal Occupation During Past Five Years: President and Chief Executive Officer of NOVAGOLD Resources Inc. (January 2012 –present) and President of Barrick Gold of North America (2005 – 2011).

The Board has determined that Mr. Lang should serve as a director due to his knowledge of mine building and operations.

Areas of experience include: senior officer, mine engineering, construction, safety and operations.

Directorships Held During Past Five Years
Current: NOVAGOLD Resources Inc., Sunward Resources Ltd.
Non-current: none

	Overall Attendance	Securities Held
100%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	9/9	33,896	150,000	112,570
EHST	5/5

Igor Levental, P.Eng

Mr. Levental is President of The Electrum Group LLC, a privately-held global natural resources investment management company. Electrum, an affiliate of Electrum Group, is currently the largest shareholder of the Company. Mr. Levental is a director of Gabriel Resources Ltd., a TSX-listed company engaged in the development of major precious metals deposits in Romania. He is also a director of NOVAGOLD Resources Inc., a TSX-listed company involved in the development of major projects in Alaska and British Columbia and Sunward Resources Ltd., a TSX-listed company engaged in the exploration and development of a large porphyry gold-copper project in Colombia. With more than 30 years of experience across a broad cross-section of the international mining industry, Mr. Levental has held senior positions with major mining companies including Homestake Mining Company and International Corona Corporation. Mr. Levental is a Professional Engineer with a BSc in Chemical Engineering and an MBA from the University of Alberta.

Principal Occupation During Past Five Years: President of The Electrum Group LLC (2010 – present); and Executive Vice President, Corporate Development of Electrum USA Ltd. (2007 – 2010).

The Board has determined that Mr. Levental should serve as a director due to his knowledge of corporate development and investor relations.

Areas of experience include: corporate development, finance, mergers and acquisitions, corporate governance and mining industry.

Directorships Held During Past Five Years
Current: Sunward Resources Ltd., NOVAGOLD Resources Inc., Gabriel Resources Ltd., Taung Gold
International Limited
Non-current: none

	Overall Attendance		Securities Held
100%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	9/9	166	150,000	111,670
Corporate Governance and	9/9
Nominating
Corporate Communications	2/2

Kalidas V. Madhavpeddi

Mr. Madhavpeddi has been President of Azteca Consulting LLC, an advisory firm to the metals and mining sector, since November 2006. He is also the Chief Executive Officer of Forex Investment Group, a private Hong Kong based equity fund. His extensive career in the mining industry spans over 30 years including Phelps Dodge Corp. from 1980 to 2006, starting as a Systems Engineer and ultimately becoming Senior Vice President for Phelps Dodge Corporation, a Fortune 500 company, responsible for the company’s global business development, acquisitions and divestments, including joint ventures, as well as its global exploration programs. He was contemporaneously President of Phelps Dodge Wire and Cable, a copper and aluminum cable manufacturer with international operations in over ten countries, including Brazil and China. Mr. Madhavpeddi is an alumnus of the Indian Institute of Technology, Madras, India, the University of Iowa and the Harvard Business School.

Principal Occupation During Past Five Years: President of Azteca Consulting LLC (2006 – present) and Chief Executive Officer of Forex Investment Group Limited (2011 – present).

Kalidas V. Madhavpeddi

The Board has determined that Mr. Madhavpeddi should serve as a director due to his many years of experience in the copper industry with a major producer and his knowledge of mergers and acquisitions.

Areas of experience include: corporate strategy, mergers and acquisitions, mining operations and capital, marketing and sales.

Directorships Held During Past Five Years
Current: Capstone Mining Corp., NOVAGOLD Resources Inc., Namibia Rare Earths Inc.
Non-current: none

	Overall Attendance	Securities Held
100%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#
Board	9/9	4,293	150,000	123,170
Audit	6/6
Compensation	6/6
EHST	5/5

Gerald J. McConnell, Q.C.

Mr. McConnell has over 25 years of experience in the resource sector. Mr. McConnell is a director and the Chief Executive Officer of Namibia Rare Earths Inc., a public Canadian company focused on the development of rare earth opportunities in Namibia. From 1990 to 2010, he was President and Chief Executive Officer, as well as a director, of Etruscan Resources Inc., a West African junior gold producer. From December 1984 to January 1998, Mr. McConnell was the President of NOVAGOLD Resources Inc. and from January 1998 to May 1999 he was the Chairman and Chief Executive Officer of NOVAGOLD Resources Inc. Gerald McConnell, a graduate of Dalhousie Law School, was called to the bar of Nova Scotia in 1971 and received his Queen’s Counsel designation in 1986.

Principal Occupation During Past Five Years: Director and Chief Executive Officer of Namibia Rare Earths Inc. (2010 – present) and President and Chief Executive Officer of Etruscan Resources Inc. (1990 – 2010).

The Board has determined that Mr. McConnell should serve as a director due to his knowledge of legal and corporate governance.

Areas of experience include: legal, compensation, operations, mining industry, senior officer and board governance.

Directorships Held During Past Five Years
Current: Namibia Rare Earths Inc., NOVAGOLD Resources Inc.
Non-current: Etruscan Resources Inc. until September 2010

Gerald J. McConnell, Q.C.

	Overall Attendance	Securities Held
94%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#
Board	8/9	5,609	150,000	108,970
Corporate Governance and	9/9
Nominating

Clynton R. Nauman

Mr. Nauman, Lead Director (as more particularly described under “Statement of Corporate Governance Practices – Position Descriptions”), is the President and Chief Executive Officer of Alexco Resource Corp. From January 2002 to January 2005, Mr. Nauman was the President of Asset Liability Management Group ULC and from February 1998 until February 2003 Mr. Nauman was President of Viceroy Gold Corporation and Viceroy Minerals Corporation, and a director of Viceroy Resource Corporation. From 1993 to 1998, Mr. Nauman was the General Manager of Kennecott Minerals. Mr. Nauman has 25 years of diversified experience in the mining industry ranging from exploration and business development to operations and business management in the precious metals, base metals and coal sectors.

Principal Occupation During Past Five Years: Chief Executive Officer of Alexco Resource Corp. and Asset Liability Management Group ULC (2005 – present).

The Board has determined that Mr. Nauman should serve as a director due to his work experience in Alaska, his knowledge of Alaskan operations and experience with exploration, environmental matters, mine safety and geology.

Areas of experience include: environmental, geology, exploration, mine development and operations, mining industry, senior officer, financing and corporate governance.

Directorships Held During Past Five Years
Current: Alexco Resource Corp., NOVAGOLD Resources Inc.
Non-current: none

	Overall Attendance	Securities Held
100%
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	9/9	21,573	150,000	113,270
Audit	4/4
EHST	5/5

Janice Stairs, LLB, MBA

Ms. Stairs has over 25 years of experience working with companies involved in the resource sector. Ms. Stairs is currently General Counsel to Namibia Rare Earths Inc., a TSX-listed explorer focused on rare earths in Namibia. Prior to joining Namibia Rare Earths in September 2011, Ms. Stairs was General Counsel to Endeavour Mining Corporation, a position she assumed in September 2010 after Endeavour acquired Etruscan Resources Inc. where Ms. Stairs had held the positions of Vice President and General Counsel since 2004. Prior to 2004, Ms. Stairs was a partner with the law firm of McInnes Cooper (formerly Patterson Palmer) located in Halifax, Nova Scotia, and she continues to act as counsel to the firm. Ms. Stairs practiced law in private practice for 19 years specializing in corporate finance, securities and resource-related issues for private and public companies. Ms. Stairs is a director of AuRico Gold Inc. and a director and Chair of Nova Scotia Business Inc., a Nova Scotia crown corporation established to promote economic development in Nova Scotia. Ms. Stairs graduated from Dalhousie Law School and holds a Masters of Business Administration degree from Queen’s University.

Principal Occupation During Past Five Years: General Counsel to Namibia Rare Earths Inc. (2011-present); General Counsel to Endeavour Mining Corporation (2010-2011); and Vice President and General Counsel of Etruscan Resources Inc. (2004 – 2010).

The Board has determined that Ms. Stairs should serve as a director due to her experience in securities compliance and public listing requirements and knowledge of legal and corporate governance.

Areas of experience include: legal aspects of corporate finance, securities and resource-related issues for private and public companies.

Directorships Held During Past Five Years
Current: AuRico Gold Inc.
Non-current: none

	Overall Attendance 96%	Securities Held
		Common Shares	Stock Options	DSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	8/9	10,000	150,000	116,870
Compensation Committee	7/7
Corporate Governance and	9/9
Nominating
Corporate Communications	2/2

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse is the President and Chief Executive Officer of the Company. Mr. Van Nieuwenhuyse has more than 30 years of experience in the natural resource sector, including his role as Founder, President and Chief Executive Officer of NOVAGOLD since 1997 and his role as Vice President of Exploration for Placer Dome Inc. from 1990 to 1997. In addition to his international exploration perspective, Mr. Van Nieuwenhuyse brings years of working experience in and knowledge of Alaska to the Company. Mr. Van Nieuwenhuyse has managed projects from grassroots discovery through to advanced feasibility studies, production and closure. Mr. Van Nieuwenhuyse holds a Candidature degree in Science from the Université de Louvain, Belgium, and a Masters of Science degree in Geology from the University of Arizona. He received the Thayer Lindsley award in 2009 for his role in the Donlin Gold discovery.

Principal Occupation During Past Five Years: Former President and Chief Executive Officer of NOVAGOLD.

Rick Van Nieuwenhuyse

The Board believes that Mr. Van Nieuwenhuyse is an invaluable member of management due to his leadership skills. His understanding of Alaska, technical, economic and social aspects of the Company’s UKMP Projects have significantly contributed to the advancement of the Company’s core asset. Accordingly, the Board has determined that Mr. Van Nieuwenhuyse should once again serve as a director.

Areas of experience include: exploration, geology, government relations, mining industry, financing, senior officer and board governance.

Directorships Held During Past Five Years
Current: Alexco Resource Corp., AsiaBase Metals Inc., NOVAGOLD Resources Inc., Tintina Resources Inc.,
SolidusGold Inc. (formerly Mantra Mining Inc.)
Non-current: none

	Overall Attendance	Securities Held
100%
		Common Shares	Stock Options	RSUs
Board / Committee Membership	Regular Meeting	#	#	#

Board	9/9	563,934	800,000	-
Corporate Communications	2/2

Elaine M. Sanders, CA, CPA

Ms. Sanders is the Chief Financial Officer and Corporate Secretary of NovaCopper and was Vice President, Chief Financial Officer and Corporate Secretary of NOVAGOLD previously. She brings over 20 years of experience in audit, finance and accounting with public and private companies. She has been involved with numerous financings and acquisitions, and has listed companies on both the TSX and NYSE-MKT (previously AMEX). Elaine is responsible for all aspects of financial reporting, compliance and corporate governance of the Company. She holds a Bachelor of Commerce degree from the University of Alberta, and is a Chartered Accountant and a Certified Public Accountant.

Principal Occupation During Past Five Years: Vice President, Chief Financial Officer and Corporate Secretary of NOVAGOLD Resources Inc. (2011 – 2012); and Vice President Finance and Corporate Secretary of NOVAGOLD Resources Inc. (2006 – 2011).

Directorships Held During Past Five Years: none.

Areas of experience include: finance, securities compliance, senior officer and corporate governance.

Meetings of the Board and Board Member Attendance of Annual and Special Meeting

During the fiscal year ended November 30, 2014, the Board held nine meetings. None of the incumbent directors attended fewer than 75% of the aggregate total number of Board meetings and meetings of the committees on which he or she serves.

Board members are not required to attend the annual general meeting. No non-employee directors attended the 2014 annual general meeting in person.

Legal Proceedings

Neither the Company nor any of its property is currently subject to any material legal proceedings or other adverse regulatory proceedings. We do not currently know of any legal proceedings against us involving our directors, executive officers or Shareholders of more than 5% of our voting shares. None of our directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of our Company. There are no arrangements or understandings with major Shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected or any proposed director to be elected.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as described in this Circular, no (i) person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

Independence of Directors

The Board has determined that the following directors qualify as independent under the applicable standards of the NYSE-MKT, SEC rules and National Instrument 52-110: Messrs. Giardini, Levental, Madhavpeddi, McConnell, and Nauman, and Ms. Stairs. Mr. Van Nieuwenhuyse is not independent as Mr. Van Nieuwenhuyse is an executive officer of the Company. Mr. Lang is not independent as Mr. Lang is an executive officer of NOVAGOLD which was the parent company of NovaCopper until April 30, 2012. Dr. Kaplan is not independent due to his relationship with our largest shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and such 10% Shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations to the Company that all reportable transactions were reported, the Company believes all transactions required to be reported pursuant to Section 16(a) were timely reported by the Company's executive officers, directors and greater than 10% Shareholders, with the exception of one Form 4 which was filed late.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program for the 2014 fiscal year to attract, retain and incentivize the Company’s named executive officers (“NEOs” or “Named Executive Officers”).

The Company’s current NEOs are:

  Mr. Rick Van Nieuwenhuyse, President and CEO; and

  Ms. Elaine Sanders, Vice President and CFO.

Mr. Joseph Piekenbrock, Former Senior Vice President, Exploration, was an NEO during the 2014 fiscal year until his termination on August 15, 2014 due to cost reduction efforts taken by the Company.

Ms. Sanders and Mr. Piekenbrock transitioned to NovaCopper from similar roles at NOVAGOLD in 2012 based on a coordinated approach between the two companies. With almost ten years of experience for each of Ms. Sanders and Mr. Piekenbrock at NOVAGOLD, both companies wished to retain expertise and knowledge of the UKMP Projects with the spun-out company. Accordingly, the salaries and benefits received by Ms. Sanders and Mr. Piekenbrock at NOVAGOLD were considered by the Compensation Committee in determining the appropriate compensation for such individuals at the Company in 2012.

Objectives of Compensation Program

The objectives of the Company’s compensation program are to attract, retain and incentivize highly qualified executive officers with the talent and experience necessary for the success of the Company. The Company’s compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly.

The Compensation Committee evaluates each executive officer position to establish and enumerate skill requirements and levels of responsibility. The Compensation Committee, after referring to market information recommends compensation for the executive officers. The Compensation Committee engages an outside compensation advisor, Roger Gurr & Associates (the “Compensation Consultant”), to review the market information and analysis prepared by the Company. The main elements of the engagement include reviewing the peer comparator group of mining companies, reviewing and confirming the compensation strategy and reviewing compensation data of the peer comparators. The Company’s compensation philosophy for 2014 was to be in the 62.5th percentile of its Peer Group (defined below under the heading “Peer Group”) for base salaries paid to its NEOs, 75th percentile of its Peer Group for total cash compensation based on individual and company performance paid to its NEOs (which compensation includes base salary and annual short term incentives paid) and 50th percentile of its Peer Group for total long term incentives granted to its NEOs. Typically, the CEO makes a recommendation to the Compensation Committee regarding base salary increases, annual incentives and long-term incentives for executive officers other than the CEO. These recommendations are based on the individual’s salary in relation to guidepost, their actual individual and company performance and market conditions. The Compensation Committee holds an in camera meeting to review these recommendations and then puts forward their recommendation to the Board for approval. In 2014, the Compensation Committee reviewed and evaluated the performance of the CEO and CFO and provided a recommendation on the executive’s compensation elements to the Board. The Board approved the Compensation Committee’s recommendation.

Executive Compensation Policies and Programs

In establishing compensation objectives for executive officers, the Compensation Committee seeks to accomplish the following goals:

  incentivize executives to achieve important corporate and personal performance objectives and reward them when such objectives are met;

  recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group companies; and

  align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.

Currently, the Company’s executive compensation package consists of the following principal components: base salary, annual incentive cash bonus, various health plan benefits, registered retirement savings plan (“RRSP”) matching for Canadian NEOs, individual retirement account (“IRA”) matching for U.S. NEOs, and long-term incentives in the form of stock options and restricted share units.

The following table summarizes the different elements of the Company’s total compensation package:

COMPENSATION ELEMENT	OBJECTIVE	KEY FEATURE
Base Salary	Provide a fixed level of cash	Base salary bands were created and annually
	compensation for performing day-	reviewed based on 62.5th percentile of the market
	to-day responsibilities.	data for base salary. Actual increases are based on
individual performance.
Annual Incentive Plan	Reward for short-term	Cash payments based on a formula. Each NEO
	performance against corporate,	has a target percentile opportunity based on the
	and individual goals.	75th percentile of the market data for total cash.
Actual payout depends on performance against
corporate and individual goals. Minimum
Company performance needs to be met before a
payout occurs.
Stock Options	Align management interests with	Calculations are based on targets for each NEO
	those of Shareholders, encourage	determined by targeting the 50th percentile of the
	retention and reward long-term	market data for total direct compensation. Stock
	Company performance.	option grants generally vest over 2 years and have
a 5-year life.
Restricted Share Units (“RSUs”)	Align management interests with	Calculations are based on targets for each NEO
	those of Shareholders, encourage	determined by targeting the 50th percentile of the
	retention and reward long-term	market data for total direct compensation. RSU
	Company performance.	grants generally vest over a period of 2 years.
Retirement Plans: RRSP	Provide retirement savings.	RRSP – Company matches 100% of the
(Canadian employees) and IRA		employee’s contribution up to 5% of base salary.
(U.S. employees)		IRA – Company matches 100% of the employee’s
contribution up to 3% of base salary.
Health Plan Benefits	Provide security to employees and	Coverage includes medical and dental benefits,
	their dependents pertaining to	short- and long-term disability insurance, life
	health and welfare risks.	insurance and employee assistance plan.

Annual Compensation Decision-Making Process

Each year, the executive team establishes goals and initiatives for the upcoming year that include key priorities. The CEO presents these goals and initiatives to the Board for approval. Similarly, the CEO and the Chair of the Compensation Committee work together to establish goals for the CEO for the upcoming fiscal year and the CEO follows a process similar to the other NEOs.

The 2014 corporate goals included:

  operate a safe workplace;

  improve operational efficiency;

  execute exploration field program;

  implement people and stakeholder strategy; and

  advance UKMP Projects.

Performance relative to these goals is reviewed at year-end and performance ratings are determined for the Company by the Board, for the CEO by the Compensation Committee and for each of the other NEOs by the CEO. These performance ratings are used in making decisions and calculations related to base salary increases, annual incentive payouts and stock-based grants.

The Board can exercise discretion in determining the appropriate performance rating for the Company and executive officers based on their evaluation of performance against goals set at the beginning of the year. The size of any payout or award is dependent on the performance rating as determined by the Board. The rating can be 0% to 150%.

The Compensation Committee makes a recommendation to the Board regarding the CEO’s base salary, annual incentive payout and stock-based grant. The Compensation Committee also reviews the performance and compensation recommendations for the NEOs by the CEO and makes the final determination regarding the same. In 2014, the Compensation Committee reviewed the performance of both the CEO and CFO given the small size of the executive team and made a recommendation to the Board.

Base salary increases are effective January 1st of each year and annual incentive payments are usually paid out shortly after each performance cycle. The Company’s performance cycle is aligned with its fiscal year end. Due to market conditions there were no base salary increases for fiscal year 2015.

The bar graph below illustrates how much of compensation is cash versus non-cash based on the salary guidepost for each NEO and his or her annual incentive and long-term incentive targets for 2014. The actual pay mix may vary depending on whether goals are met since performance factors are used in the calculation of annual incentive pay and long term incentive pay. The Total Direct Compensation Pay Mix targets for the CEO and CFO remain unchanged for 2015.

The bar graph below illustrates the actual pay mix for each NEO for compensation earned in 2014, although the long-term incentive amounts were awarded in December 2014, the Company’s fiscal 2015, in the form of stock option grants.

Consideration of Previous Advisory Vote on Executive Compensation

The Company conducted an advisory vote on executive compensation, commonly referred to as a “Say on Pay” proposal in 2013. The Shareholders voted in favour of a non-binding resolution approving the compensation of the Company’s Named Executive Officers. The Shareholders voted for the non-binding Shareholder vote on compensation of the Company’s NEOs to occur every three years. As such, the next non-binding Shareholder vote on compensation of the Company’s NEOs is expected to occur in 2016.

Risk Assessment of Compensation Policies and Practices

Annually, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs along with the approval mechanisms associated with each were evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:

  The Company’s compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including RSUs and Options.

  The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Compensation Committee in reviewing executive compensation and provides advice to the Committee on an as needed basis.

  The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payouts are based on a combination of financial metrics as well as qualitative and discretionary factors.

  Stock-based awards are all recommended by the Compensation Committee and approved by the Board.

  The Board approves the compensation for the President and CEO based upon a recommendation by the Compensation Committee comprised of all independent directors.

  A “Say on Pay” proposal is put before the Shareholders every three years.

  The nature of the business in which the Company operates requires some level of risk taking to achieve reserves and development of mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviours directed towards increasing long term value while modifying and limiting incentives that promote excessive risk taking.

Based on this assessment, it was concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Peer Group

The Company retains the Compensation Consultant to assist the Compensation Committee in determining compensation levels for each of the three main components for the Company’s directors and NEOs. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies against a comparable peer group of mining companies using the publicly available filings of peer companies.

A compensation comparator group of mining companies has been developed using the following ideal criteria:

  exploration/development phase;
  significant potential asset (one or two);
  market cap between $50-200 million;
  projects focused in North America (or low risk jurisdictions);
  mining (primarily copper focused); and
  an experienced full-time executive team.

The Company considers the above selection criteria to be relevant because the criteria reflect the types of companies and the market in which the Company primarily competes for talent. In 2014, the Company adjusted the market capitalization criteria to better reflect the current market conditions of the Company and its peers. In 2014, Augusta Resource Corp. and Colossus Minerals Inc. were removed from the Peer Group as they ceased or were about to cease to exist as a Company. Copper Mountain Mining Corp., Mercator Minerals Ltd., Polymet Mining Corp., and Romarco Minerals Inc. were removed from the Peer Group as they no longer met the criteria. Curis Resources Ltd. and Western Copper and Gold Corp. were added to the Peer Group as they more accurately reflected the criteria. Based upon considerations of company size, stage of development and operating jurisdictions, the following peer comparators were selected:

Alexco Resource Corp.	NGEx Resources Inc.
Avalon Rare Metals Inc.	Paramount Gold and Silver Corp.
Curis Resources Ltd.	Sabina Gold and Silver Corp.
Copper Mountain Mining Corp.	Victoria Gold Corp.
Nevada Copper Corp.	Western Copper and Gold Corp.

(collectively, the “Peer Group”)

Compensation Elements

After compiling information based on salaries, bonuses and other types of cash and equity based compensation programs obtained from the public disclosure records of the Peer Group, Management reported its findings to the Compensation Consultant and the Compensation Committee. The Compensation Consultant made recommendations to the Compensation Committee regarding compensation targets for directors and NEOs.

The Compensation Committee has left the following compensation targets for the Company’s NEOs unchanged from the 2014 fiscal year which are as follows:

•	CEO

•	Base Salary – 62.5th percentile of Peer Group

•	Annual Incentive Target – 70% of base salary

•	Long Term Incentive Target– 160% of base salary

•	VP & CFO

•	Base Salary – 62.5th percentile of Peer Group

•	Annual Incentive Target – 50% of base salary

•	Long Term Incentive Target – 100% of base salary

Due to market conditions and financial constraints of the Company, actual compensation results may differ from targets.

Base Salary

Salaries for executive officers are determined by evaluating the responsibilities inherent in the position held and the individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at other Peer Group companies. The Compensation Committee refers to market information publicly available and information provided by the Compensation Consultant.

The Compensation Consultant matched the executive officers to those individuals performing similar functions at the Peer Group companies. The Company targeted the 62.5 th percentile of this market data to determine the salary bands for the NEOs.

As a result of the compensation review conducted in 2014, the Compensation Committee has recommended leaving the current salary bands unchanged for 2015.

The Company targets base salaries above the median to assist in attracting and retaining the key people that the Company needs to be successful.

The Company conducts a Peer Group review of its NEOs annually.

When determining actual base salary increases for the NEOs, the CEO and Compensation Committee look at the targets or guideposts for the salary bands (currently the 62.5th percentile of the market data) and determine increases based on each NEO’s performance. Individual performance is evaluated based on goals and initiatives set at the beginning of the year. The CEO determines a salary increase budget for each year based on market data from consulting companies and considering the Company’s financial resources. Using this budget and taking into account individual performance and the individual’s position in his or her salary band, the CEO may recommend an increase for one or all NEOs. The Compensation Committee makes a recommendation for the CEO’s base salary increase, also taking into account the budget set and the CEO’s individual performance.

If the NEO is fully competent in his or her position, the NEO will be paid between 95% to 105% of the guidepost. Developing NEOs would be paid between 80% to 94% of the guidepost and NEOs who consistently perform above expectation can be paid between 106% to 120% of the guidepost.

NEO’s Base Salary Compared to Salary Band Guideposts

2014 Base Salary
Compared to
Name	Salary Band	Reason
Guidepost
Rick Van Nieuwenhuyse	Above:	The NEO’s base salary is above the salary range guidepost for his
	108% of guidepost	role and level due to his past and current performance, specifically with his knowledge of Alaska, his geological experience in the
Ambler mining district and his long term relationships with NANA
Regional Corp and the governmental bodies within the State of
Alaska.
Elaine Sanders	Above:	The NEO’s base salary is above the salary range guidepost for her
	117% of guidepost	role and level due to her past and current performance, with consideration of retaining her past experience and knowledge of the
UKMP Projects with the spin-out of the Company. Base salary for
Ms. Sanders was carried over from NOVAGOLD in 2012 as part of her transition agreement with NOVAGOLD and NovaCopper.

Base Salary Increases for 2015

Management and the Compensation Committee agreed to no base salary increases for 2015:

Name	Title	2014 Base Salary	2015 Base Salary	% Change
Rick Van Nieuwenhuyse	President & CEO	C$400,000	C$400,000	0%
Elaine Sanders	VP & CFO	C$299,600	C$299,600	0%

Annual Incentive Plan

At the end of each fiscal year, the Compensation Committee reviews actual performance against the objectives set by the Company and the NEOs for such fiscal year. The assessment of whether the Company’s objectives for the year have been met includes, but is not limited to, considering the quality and measured progress of the Company’s exploration projects, raising of capital, corporate alliances and similar achievements.

The Company considers the 75th percentile for annual incentive targets for NEOs.

The annual incentive formula is as follows:

[(Corporate performance) + (Individual performance)] x target % x base salary = payout

A minimum corporate performance needs to be met prior to any payout.

Annual Incentive Payout for 2014

Actual incentive awards for 2014 were based on performance relative to goals and initiatives set for 2014. Performance is measured in two areas: corporate and individual. Performance ratings for each area range from 0% to 150%.

Discussions around corporate goals for the following year are started during a strategy session held annually. All executive officers and some managers are involved in the strategy session. During the session, goals and initiatives are set in three areas: Operational Excellence, People & Partnerships and Generating Value. These corporate goals and initiatives are approved by the Board. Individual goals and initiatives flow from the corporate goals and initiatives to ensure that everyone’s efforts are linked to the success of the Company.

The Company also focuses on setting goals and initiatives around its core values which include safety, respect for people and nature, community, integrity, teamwork, communication, and ownership.

The following table outlines the results of the annual incentive calculation for 2014:

	2014 Annual
Name	Incentive Target	2014 Annual	2014 Corporate	2014 Individual
	%/Amount	Incentive Payout ($)	Weighting/Rating	Weighting/Rating
Rick Van
Nieuwenhuyse	70%/C$280,000	0	80% / 100%	20% / 125%
Elaine
Sanders	50%/C$149,800	0	65% / 100%	35% / 125%

Due to current market conditions and the financial circumstance of the Company, the Compensation Committee and the Board recommended no annual incentive payouts for Mr. Van Nieuwenhuyse and Ms. Sanders for 2014 even though corporate and individual performance ratings were 100% and 125% respectively.

Mr. Van Nieuwenhuyse’s annual rating was approved in recognition of his leadership skills and personal performance, as well as the significant contributions he made to the Company in 2014. Specifically, his leadership led to forming a long term development strategy for the Ambler mining district and working with the State of Alaska to advance the Ambler Mining District Industrial Access Road.

Ms. Sanders’s annual rating was approved in recognition of her leadership of the finance team. Specifically, she is recognized for her efforts with respect to completing a private placement financing and overseeing all aspects of the Company’s regulatory compliance.

Stock-Based Incentive Plans

Stock-based grants are generally awarded to executive officers at the commencement of their employment and periodically thereafter. For annual grants, stock options and/or RSUs are granted based on a target percentage of base salary for each NEO. Due to the number of options available in the stock option plan and share price of the Company, the 2014 annual grants were generated based on a review of peer group grants instead of target percentage. The results of the actual 2014 grants are shown as a proportion of total pay mix under the section “Annual Compensation Decision-Making Process.” The purpose of granting stock options and/or RSUs is to assist the Company in compensating, attracting, retaining and motivating directors, officers, employees and consultants of the Company and to closely align the personal interests of such persons to that of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing shareholder value.

The Company targeted the 50th percentile of the total direct compensation data provided by the Compensation Consultant for the NEOs. Based on the results of the 2014 compensation review, no changes are being made to the stock based compensation targets for 2015. The Company uses two different plans for stock-based grants for its executive officers, the Equity Incentive Plan and the RSU Plan (as defined below). The percentage of stock options versus RSUs granted is determined by the Compensation Committee for each grant. The Company’s Equity Incentive Plan was adopted on February 27, 2012 and is for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company. Stock options granted to the NEOs pursuant to the Equity Incentive Plan as at the date hereof each have a five-year life and vest over two years: 2/3 on the first anniversary of the grant and 1/3 on the second anniversary of the grant date. The Company’s Restricted Share Unit plan was adopted on November 29, 2012 (the “RSU Plan”) and is for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company.

Stock-Based Grants in 2014

The Compensation Committee has approved the grant of a total of 600,000 stock options exercisable at a price of C$1.22 to Mr. Van Nieuwenhuyse, and Ms. Sanders which vest over two years, 1/3 on the grant date, 1/3 on the first anniversary of the grant, and 1/3 on the second anniversary of the grant. A total of 600,000 stock options were granted to the NEOs in 2014, which represent approximately 1.0% of the total Common Shares issued and outstanding. No RSUs were granted to NEOs in 2014.

The following table outlines details of the 2014 stock option grant:

Name	Long-term Incentive	Stock Option Grant
	Target %/Value	#/Value
Rick Van Nieuwenhuyse	160%/$583,232	400,000/$176,415
Elaine Sanders	100%/$273,025	200,000/$88,208

Due to the number of options available in the stock option plan and share price of the Company, the 2014 annual grants were generated based on a review of peer group grants instead of target percentage. The share price of the Company also impacted the dollar value of long-term incentive delivered to the NEOs.

Retirement Plans

The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement. The Company has an RRSP plan for Canadian employees whereby employees are able to contribute up to 5% of their base salary and receive a 100% Company match. The Company has an IRA plan for U.S. employees whereby employees are able to contribute up to 3% of their base salary and receive a 100% Company match.

Benefits

The Company’s benefit programs provide employees with health and wellness benefits. The programs consist of health and dental benefits, life insurance, disability insurance, accidental death and dismemberment insurance, and an employee assistance plan. The only benefit that NEOs receive beyond those provided to other employees is eligibility for a paid bi-annual executive physical.

Compensation Governance

The Compensation Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to:

  ensuring that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of senior executives including the annual receipt of the CEO’s current recommendation;

  developing and maintaining a position description for the CEO and assessing the performance of the CEO against the CEO’s position description, goals and objectives;

  reviewing and recommending for approval by the Board, the annual salary, bonus and other benefits, direct and indirect, including targets tied to corporate goals and objectives, of the CEO;

  reviewing and recommending to the Board the frequency with which the Company will conduct a shareholder advisory vote on executive compensation and to review the results of any votes on executive compensation and consider recommendations and changes to the Company’s compensation policies;

  making recommendations to the Board on compensation policies and guidelines for the Company and overseeing the implementation and administration of compensation policies and programs concerning executive compensation, contracts, stock plans or other incentive plans and proposed personnel changes involving officers reporting to the CEO;

  approving compensation, incentive plans and equity-based plans for all other key employees; and

  reviewing the adequacy and form of the compensation of directors.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee as it considers appropriate.

The Terms of Reference of the Compensation Committee are available at www.novacopper.com. More information regarding the responsibilities and operations of the Compensation Committee and the process by which compensation is determined is discussed elsewhere in this “Report on Executive Compensation” and below under the heading “Directors’ Compensation”.

For the year ended November 30, 2014, the Compensation Committee consisted of three independent directors: Mr. Giardini, Mr. Madhavpeddi and Ms. Stairs. Mr. Giardini is the Chair of the Compensation Committee. All members of the Compensation Committee are non-executive directors of the Company and satisfy the applicable independence standards of the NYSE-MKT. The Compensation Committee met seven times in the year ended November 30, 2014.

Tony Giardini, CA and CPA, is the Chief Financial Officer at Kinross Gold Corporation and was formerly the Chief Financial Officer at Ivanhoe Mines Ltd. (“Ivanhoe”). In his role at Ivanhoe, Mr. Giardini also worked with a compensation consultant to assist with director and executive compensation reviews. Additionally, Mr. Giardini has previously chaired the Compensation Committee for other public companies including NOVAGOLD.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee has engaged the Compensation Consultant, Roger Gurr & Associates, to provide specific support to the Compensation Committee in determining compensation for the Company’s officers and directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support in the past has consisted of (i) the provision of general market observations throughout the year with respect to market trends and issues; (ii) the provision of benchmark market data; and (iii) attendance at a Compensation Committee meeting to review market trends and issues and market analysis findings. In 2014, the Company completed the gathering of market information and executive compensation analysis. The analysis was reviewed by the Compensation Consultant with commentary on the analysis and market conditions provided to the Compensation Committee. Decisions made by the Compensation Committee, however, are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant. In addition to this mandate, the Compensation Consultant provides general employee compensation consulting services to the Company, however these services are limited in size and scope and are significantly lesser value than those provided related to executive and director compensation.

The Compensation Committee Chair pre-approves the Statement of Work provided by the Compensation Consultant prior to the start of the annual executive and Director Compensation Reviews or any other project that needs to be completed. The Statement of Work confirms the work that the Compensation Consultant is asked to complete and their fees. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that the Compensation Consultant’s work for the Compensation Committee does not raise any conflict of interest.

The fees paid to the Compensation Consultant for the services provided during the fiscal year 2014 were C$1,575. In 2014, the Company completed an internal compensation review and the Compensation Consultant, Roger Gurr & Associates reviewed and signed off on the compensation review. The fees in 2014 reflect the internal work completed by the Company reducing the overall level of engagement compared to previous years.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs to address many issues important in the employer-employee relationship including:

  term of employment;

  amount of compensation and benefits such as vacation or health plan;

  the duties, tasks and responsibilities expected of the employee;

  termination provisions including in the event of a change of control;

  confidentiality of information to prevent employees from disclosing to others any confidential information after employment ends;

  non-solicitation restrictions to prevent the employee from attempting to solicit other employees; and

  any other issues specific to the employment situation.

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse was employed by the Company as President and Chief Executive Officer effective January 9, 2012. For the fiscal year ended November 30, 2014, Mr. Van Nieuwenhuyse was entitled to an annual salary of C$400,000.

Pursuant to the terms of his employment contract, Mr. Van Nieuwenhuyse receives an annual base salary of C$400,000, which is reviewed annually by the Compensation Committee in consultation with Mr. Van Nieuwenhuyse and may be adjusted for the next year based on his performance and the performance of the Company, provided, however, that in no event shall the salary be less than the salary payable in the previous fiscal year. Pursuant to his employment contract, the grant of any annual incentive payments would be at the sole discretion of the Company’s Board.

Mr. Van Nieuwenhuyse also received an annual car allowance in the amount of C$14,976 and a monthly amount of C$317 in lieu of a life insurance policy.

Elaine Sanders

Pursuant to an employment contract with the Company effective November 13, 2012, Ms. Sanders is employed by the Company as Vice President and Chief Financial Officer. For the fiscal year ended November 30, 2014, Ms. Sanders was entitled to an annual salary of C$299,600.

Termination of Employment or Change of Control

The following termination clauses are in effect under all of the NEOs employment contracts.

In the event of a change of control of the Company, the Company shall continue to employ the NEOs and the NEOs shall continue to serve the Company in the same capacity and each shall have the same authority, responsibilities and status that each had immediately prior to the change of control, subject to the Company’s right to terminate the NEOs’ employment upon payment of severance.

Notwithstanding the foregoing, if within the 12 month period immediately following a change in control, an NEO advises the Company in writing within 90 days of the date the NEO becomes aware of certain changes to the terms of employment after a change of control (and the Company has not cured the condition within 30 days from receipt of such notice), the NEO’s employment with the Company will be deemed to be terminated. Deemed termination upon a change of control has occurred if (i) there is a material change (other than a promotion) in the NEO’s position, duties, responsibilities, title or office in effect immediately prior to any change of control; (ii) a material reduction in the NEO’s base salary in effect immediately prior to any change of control; or (iii) any material breach by the Company of any material provision of the employment agreement.

If an NEO’s employment with the Company is deemed to be terminated, the Company is required to pay such NEO (i) a lump sum payment equal to the NEO’s annual base salary plus such NEO’s annual incentive target for the fiscal year pursuant to the Company’s annual incentive program, multiplied by two, if such termination occurs prior to the first anniversary of the NEO’s employment agreement; or (ii) a lump sum payment equal to the NEO’s annual base salary at the time of termination plus such NEO’s annual incentive earned in the previous fiscal year pursuant to the Company’s annual incentive program, multiplied by two, if such termination occurs following the first anniversary of the NEO’s employment agreement (the “Severance Payment”).

A change of control means any of the following:

  at least 50% in fair market value of all the assets of the Company are sold;

  a direct or indirect acquisition by a person or group of persons of the voting shares of the Company constitutes 40% or more of the outstanding voting shares of the Company;

  a majority of the then-incumbent Board of Directors’ nominees for election to the Board of the Company are not elected at any annual or special meeting of the Shareholders; or

  the Company is merged, consolidated or reorganized into or with another entity and as a result of such business combination, more than 40% of the voting shares of such body immediately after such transaction are beneficially held in aggregate by a person or corporate body that beneficially held less than 40% of the voting shares of the Company immediately prior to such transaction.

If the employment contract is terminated by the NEO upon a material breach by the Company, or terminated by the Company for reasons other than just cause, death, or extended inability to perform the NEO’s duties under the employment agreement, the Company is obliged to pay to such NEO the Severance Payment. An estimate of Severance Payment for each of the NEOs based on current salary and prior year’s earned annual incentive are C$800,000 for Rick Van Nieuwenhuyse and C$599,200 for Elaine Sanders.

The Company is also required to maintain group insurance benefits for Mr. Van Nieuwenhuyse and Ms. Sanders for a period of 12 months after termination in the circumstance described above or pay to the executive an amount equal to the present value of the Company’s cost of providing such benefits.

If the employment agreement is terminated as a result of the NEO’s permanent or extended inability to perform the NEO’s duties under the employment agreement, the Company is obligated to pay an amount equal to all accrued and unpaid salary as of the date of termination and a lump sum payment equal to the NEO’s annual salary at the time of termination.

Other than as set out above, there are no other termination clauses or change of control benefits in the employment agreements, or any other contract, agreement, plan or arrangement entered into with the NEO.

The contracts of each of the NEOs continue indefinitely, unless and until terminated in accordance with the terms of their employment agreements.

Summary Compensation Table

The summary compensation table below sets out NEO compensation information including annual salary, incentive bonuses and all other compensation earned during the fiscal year ended November 30, 2014. Amounts have been converted to US dollars using the average exchange rate during the fiscal year ended November 30, 2014 of CAD$1.00 = $0.9113 US dollars.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
Named Executive				Stock	Incentive Plan	Compensation	All Other
Officer		Salary	Bonus	Awards (1)	Compensation	Earnings	Compensation	Total
Principal Position	Year	$	$	$	$	$	$	$
Rick Van	2014	364,520	-	176,415	-	-	28,476	569,411
Nieuwenhuyse,	2013	390,600	278,127	754,283	-	-	30,785	1,453,795
President and	2012	349,222	349,222	6,677,516	-	-	37,551	7,413,511
Executive Officer (2)
Elaine Sanders, Vice	2014	273,025	-	88,208	-	-	11,059	372,292
President and Chief	2013	292,559	150,986	377,142	-	-	12,849	833,536
Financial Officer (3)	2012	74,983	58,739	600,064	-	-	623	734,409
Joseph Piekenbrock,	2014	201,875	-	-	-	-	648,603	850,478
Vice President	2013	283,333	142,110	377,142	-	-	-	802,585
Exploration (4)	2012	152,508	118,850	825,798	-	-	-	1,097,155

(1)

Amounts in respect of stock awards are based on the fair value of the grants as at the grant date. Option-based awards are valued using the Black-Scholes valuation model. Stock awards granted during the year ended November 30, 2014 include vested and unvested amounts. 2012 stock awards were all returned to the Company with no realization of value by the NEO.

(2)

Vested during the year ended November 30, 2014 for Mr. Van Nieuwenhuyse: $nil of option-based awards and $262,720 of stock-based awards. Other compensation for Mr. Van Nieuwenhuyse includes $11,359 of matching contributions to Mr. Van Nieuwenhuyse’s registered retirement savings plan and $17,117 of other allowances including car allowance and amounts in lieu for life insurance premiums. Amounts for Mr. Van Nieuwenhuyse for the year ended November 30, 2012 are from his date of employment of January 9, 2012.

(3)

Vested during the year ended November 30, 2014 for Ms. Sanders: $nil of option-based awards and $131,361 of stock-based awards. Other compensation for Ms. Sanders includes $11,059 of matching contributions to Ms. Sanders’s registered retirement savings plan. Amounts for Ms. Sanders include amounts charged by NOVAGOLD for services provided by Ms. Sanders as an officer of the Company from May 1 – November 12, 2012, and amounts from her employment date of November 13, 2012 for the year ended November 30, 2012.

(4)

Vested during the year ended November 30, 2014 for Mr. Piekenbrock: $nil of option-based awards and $131,361 of stock- based awards. Other compensation for Mr. Piekenbrock includes $628,364 of severance and $20,239 of accrued vacation paid upon termination. Amounts for Mr. Piekenbrock are from his date of employment of May 1, 2012 for the year ended November 30, 2012.

To calculate stock awards, the dollar value to be delivered to each NEO is calculated based on the targets approved for each NEO role as well as the performance of the individual and Company. The Black-Scholes option valuation model is used because it provides a fair value widely accepted by the business community and is regarded as one of the best ways of determining fair prices of options. The fair value based on the Company’s historical stock prices to determine the stock’s volatility, the expected life of the option which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise and the vesting period of the grant.

Incentive Plan Awards

2014 Grants of Plan-Based Awards

No stock option awards were re-priced during 2014. The number of stock options outstanding includes vested and unvested awards.

In order to create a more sustainable compensation strategy, the Compensation Committee and the Board implemented a program whereby Employees, Executives and Directors returned all stock option grants from 2012 at an exercise price of CAD$3.11 during 2013. The returned stock options have all been returned to the stock option pool and will allow the Company the ability to make future grants to retain and incentivize Employees, Executives and Directors.

The following table provides information related to grants of plan-based awards to our NEOs in respect of the 2014 fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards C$/Sh	Grant Date Fair Value of Stock and Option Awards $
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Rick Van Nieuwenhuyse	09/09/2014	-	-	-	-	-	-	-	400,000	1.22	176,415
Elaine Sanders	09/09/2014	-	-	-	-	-	-	-	200,000	1.22	88,208

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs at November 30, 2014.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	OptionExercise Price C$	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested #	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other RightsThat Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rick Van Nieuwenhuyse	133,333	266,667	-	1.22	09/08/2019	133,334(1)	80,418	133,334(1)	80,418
Elaine Sanders	66,666	133,334	-	1.22	09/08/2019	66,667(1)	40,209	66,667(1)	40,209

(1) Vested on December 5, 2014.

2014 Option Exercises and Stock Vested

The following table provides information regarding stock that vested and stock options that were exercised by our NEOs during 2014. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of vested RSUs by the market value of the underlying shares on the vesting date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Rick Van Nieuwenhuyse	Nil	Nil	133,333	262,720
Elaine Sanders	Nil	Nil	66,667	131,361
Joseph Piekenbrock	Nil	Nil	66,667	131,361

Nonqualified Deferred Compensation

The Company has no plans that provide for deferred compensation to its executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis included herein. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2014 and the Company's 2015 Circular.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Tony Giardini
Kalidas Madhavpeddi
Janice Stairs

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted an Equity Incentive Plan, a RSU Plan and a Deferred Share Unit Plan (“DSU Plan”). The intent of these equity plans are to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executives and directors, and to preserve cash where possible. The Company feels that Deferred Share Units (“DSUs”) align directors’ interests to Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executives and directors with the long term interests of Shareholders.

Equity Compensation Plan Information as of November 30, 2014

			Number of Securities Remaining
	Number of Securities to be	Weighted-Average	Available for Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a)

	(a)	(b)	(c)

Equity compensation	2,917,352	0.66	6,127,103
plans approved by
security holders

NOVAGOLD Equity	721,415	5.06	nil
compensation plans
approved by security
holders(1)

	3,638,767	1.53	6,127,103

Equity compensation
plans not approved by	N/A	N/A	N/A
security holders

Total	3,638,767	1.53	6,127,103

(1) Holders of NOVAGOLD equity compensation plans received one option or right to receive a share in NovaCopper for every six options or rights held in NOVAGOLD upon the spin-out of NovaCopper on April 30, 2012 by way of a Plan of Arrangement. The exercise price of the options in NovaCopper was determined based on the relative fair values of NovaCopper and NOVAGOLD based on the volume weighted-average trading prices on the Toronto Stock Exchange for the five trading days commencing on the sixth trading day following April 30, 2012. All other terms remained the same.

Equity Incentive Plan Information

The Company currently grants equity under the Equity Incentive Plan for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company. The purpose of the Equity Incentive Plan is to attract, retain and motivate eligible persons and to align the interests of such persons with those of the Company’s Shareholders through the incentive inherent in share ownership and by providing them an opportunity to participate in the Company’s future performance through awards of options and bonus shares.

The Company believes the Equity Incentive Plan will increase the Company’s ability to attract skilled individuals by providing them with the opportunity, through the exercise of stock options and the issuance of bonus shares to benefit from the anticipated growth of the Company. The Board has the authority to determine the directors, officers, employees and consultants to whom options or bonus shares will be granted, the number of options or bonus shares to be granted to each person and the price at which Common Shares may be purchased, subject to the terms and conditions set forth in the Equity Incentive Plan. A summary of the Equity Incentive Plan is included under “Approval of Continuation of 2012 Equity Incentive Plan.”

RSU Plan

Eligible Participants

The RSU Plan is administered by the Compensation Committee of the Board. Employees, directors and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the RSU Plan. In accordance with the terms of the RSU Plan, the Company, under the authority of the Board of Directors through the Committee, will approve those employees, directors and eligible consultants who are entitled to receive RSUs and the number of RSUs to be awarded to each participant. RSUs awarded to participants are credited to them by means of an entry in a notional account in their favour on the books of the Company. Each RSU awarded conditionally entitles the participant to receive one Common Share (or the cash equivalent) upon attainment of the RSU vesting criteria.

Vesting

The vesting of RSUs is conditional upon the expiry of a time-based vesting period. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined at the time of the grant by the Compensation Committee.

Once the RSUs vest, the participant is entitled to receive the equivalent number of underlying Common Shares or cash equal to the Market Value of the equivalent number of Common Shares. The vested RSUs may be settled through the issuance of Common Shares from treasury, by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share is defined in the RSU Plan and means, as at any date (if the Common Shares are listed and posted for trading on the TSX), the arithmetic average of the closing price of the Common Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date. The RSUs may be settled on the payout date, which shall be the third anniversary of the date of the grant or such other date as the Compensation Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such RSUs. The expiry date of RSUs will be determined by the Committee at the time of grant. However, the maximum term for all RSUs is two years after the participant ceases to be an employee or eligible consultant of the Company. All unvested or expired RSUs are available for future grants.

Maximum Number of Common Shares Issued

RSUs may be granted in accordance with the RSU Plan provided the aggregate number of RSUs outstanding pursuant to the RSU Plan from time to time shall not exceed 3% of the number of issued and outstanding Common Shares from time to time.

The RSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the RSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the RSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the RSU Plan, RSUs which have not vested on a participant’s termination date shall terminate and be forfeited. If a participant who is an employee ceases to be an employee as a result of termination of employment without cause, in such case, at the Company’s discretion (unless otherwise provided in the applicable Grant Agreement), all or a portion of such participant’s RSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited RSUs are available for future grants.

Transferability

RSUs are not assignable or transferable other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall enure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the RSU.

Amendments to the RSU Plan

The Board may, at any time and from time to time, without shareholder approval, amend the RSU Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the RSU Plan, to correct any ambiguity, defective provision, error or omission in the provisions of the RSU Plan, to change the vesting provisions of RSUs, to change the termination provisions of RSUs or the RSU Plan that does not entail an extension beyond the original expiry date of the RSU, to preserve the intended tax treatment of the benefits provided by the RSU Plan, as contemplated therein, or any amendments necessary or advisable because of any change in applicable laws; provided, however, that no such amendment of the RSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the RSU Plan, and shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in (i) an increase in the maximum number of Common Shares issuable pursuant to the RSU Plan other than as already contemplated in the RSU Plan; (ii) an extension of the expiry date for RSUs granted to insiders under the RSU Plan; (iii) other types of compensation through Common Share issuance; (iv) expansion of the rights of a participant to assign RSUs beyond what is currently permitted in the RSU Plan; or (v) the addition of new categories of participants, other than as already contemplated in the RSU Plan.

DSU Plan

Summary of the Plan

The DSU Plan provides that non-executive directors may elect to receive up to 50% of their annual compensation amount (the “Annual Base Compensation”) in DSUs. A DSU is a unit credited to a Participant by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to a Common Share. All DSUs paid with respect to Annual Base Compensation will be credited to the director by means of an entry in a notional account in their favour on the books of the Company (a “DSU Account”) when such Annual Base Compensation is payable. The director’s DSU Account will be credited with the number of DSUs determined by dividing the dollar amount of compensation payable in DSUs on the payment date by the Share Price of a Common Share at the time. Share Price is defined in the DSU Plan and means (if the Common Shares are listed and posted for trading on the TSX) the closing price of a Common Share on the TSX averaged over the five (5) consecutive trading days immediately preceding the date of grant or the redemption date, as the case may be.

Additionally, the Board may award such number of DSUs to a non-executive director as the Board deems advisable to provide the director with appropriate equity-based compensation for the services he or she renders to the Company. The Board shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to the director’s DSU Account. The Company and a director who receives such an additional award of DSUs shall enter into a DSU award agreement to evidence the award and the terms applicable thereto.

Generally, a participant in the DSU Plan shall be entitled to redeem his or her DSUs during the period commencing on the business day immediately following the date upon which the non-executive director ceases to hold any position as a director of the Company and its subsidiaries and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the participant (the “Termination Date”) and ending on the 90th day following the Termination Date, provided, however that for U.S. Eligible Participants, redemption will be made upon such Participant’s “separation from service” as defined under Internal Revenue Code Section 409A. Redemptions under the DSU Plan may be in Common Shares issued from treasury, may be purchased by the Company on the open market for delivery to the director, may be settled in cash or any combination of the foregoing.

Maximum Number of Common Shares Issued

DSUs may be granted in accordance with the DSU Plan, provided the aggregate number of DSUs outstanding pursuant to the DSU Plan from time to time does not exceed 2% of the issued and outstanding Common Shares from time to time.

The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any participant under the DSU Plan except by will or laws of descent and distribution.

Amendments to the DSU Plan

The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan including amendments of a “clerical” or “housekeeping” nature, to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan, amendments to the termination provisions of the DSU Plan, amendments necessary or advisable because of any change in applicable laws, amendments to the transferability of DSUs, amendments relating to the administration of the DSU Plan, or any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws; provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan, and shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment (i) to increase the maximum number of Common Shares which may be issued under the DSU Plan; (ii) to the amendment provisions of the DSU Plan; or (iii) to the definition of “Participant”.

The following table sets out information concerning the number and price of securities to be issued under the Equity Incentive, RSU and DSU Plans to employees and other service providers.

	Equity Incentive Plan	RSU Plan	DSU Plan
As at November 30, 2014 (most recently completed fiscal year)
Maximum number of Common	6,029,637	1,808,891	1,205,927
Shares reserved for issuance
Percent of Common Shares	10.0%	3.0%	2.0%
outstanding (approximate)
Number of Common Shares	1,741,666	337,336	838,350
issuable upon exercise or
vesting of option or right
Percent of Common Shares	2.89%	0.56%	1.39%
outstanding (approximate)
Weighted average exercise	$1.11	N/A	N/A
price
Number of Common Shares	4,287,971	1,471,555	367,577
available for future issuance
Plan Features
Maximum number of Common	10% of the total Common Shares outstanding
Shares authorized for issuance
to any one insider or such
insider’s associate under all
share compensation
arrangements of the Company
within a one-year period
Maximum number of Common	10% of the total Common Shares outstanding
Shares reserved for issuance to
any one person under all share
compensation arrangements of
the Company
Maximum number of Common	10% of the total Common Shares outstanding
Shares authorized for issuance
to insiders, at any time, under
all share compensation
arrangements of the Company
As at March 24, 2015
Maximum number of Common	6,063,370	1,819,011	1,212,674
Shares reserved for issuance
Percent of Common Shares	10.0%	3.0%	2.0%
outstanding (approximate)
Number of Common Shares	3,295,000	-	875,199
issuable upon exercise or
vesting of option or right
Percent of Common Shares	5.43%	0.00%	1.44%
outstanding (approximate)
Weighted average exercise	$0.75	N/A	N/A
price
Number of Common Shares	2,768,370	1,819,011	337,475
remaining available for future
issuances

During the year ended November 30, 2014, upon recommendation of the Compensation Committee, 600,000 stock options were granted to NEOs as consideration for their services to the Company as follows:

  200,000 stock options at an exercise price of C$1.22 were granted to Elaine Sanders exercisable for a period of five years subject to a vesting schedule whereby one-third vests on the grant date, one-third vests on the first-year anniversary of the grant date, and one-third vests on the second-year anniversary of the grant date.

  400,000 stock options at an exercise price of C$1.22 were granted to Rick Van Nieuwenhuyse exercisable for a period of five years subject to a vesting schedule whereby one-third vests on the grant date, one-third vests on the first-year anniversary of the grant date, and one-third vests on the second-year anniversary of the grant date.

In addition, 75,000 stock options at an exercise price of C$1.22 exercisable for a period of five years were granted to each non-executive director for a total of 600,000 stock options to the directors. These stock options were all fully vested on the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership or control and direction, direct or indirect, of our Common Shares as of March 24, 2015 by:

  our NEOs;

  our directors and nominees;

  all of our executive officers and directors as a group; and

  each person who is known by us to beneficially own more than 5% of our issued and outstanding Common Shares.

Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature(1)	Percentage of Class(2)

Rick Van Nieuwenhuyse	Suite 1950, 777 Dunsmuir Street	1,012,149(6)	1.7%
	Vancouver, British Columbia
	Canada, V7Y 1K4

Elaine Sanders	Suite 1950, 777 Dunsmuir Street	250,766(7)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Tony Giardini	Suite 1950, 777 Dunsmuir Street	83,048(8)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Thomas Kaplan	Suite 1950, 777 Dunsmuir Street	19,720,943(4)(5)	31.1%
	Vancouver, British Columbia
	Canada, V7Y 1K4

Gregory Lang	Suite 1950, 777 Dunsmuir Street	192,229(9)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Igor Levental	Suite 1950, 777 Dunsmuir Street	108,165(10)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Kalidas Madhavpeddi	Suite 1950, 777 Dunsmuir Street	128,958(11)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Gerald McConnell	Suite 1950, 777 Dunsmuir Street	138,608(12)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Clynton Nauman	Suite 1950, 777 Dunsmuir Street	168,218(13)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

Janice Stairs	Suite 1950, 777 Dunsmuir Street	85,000(14)	*
	Vancouver, British Columbia
	Canada, V7Y 1K4

All directors and		21,888,084	33.5%
executive officers as a
group

Electrum Strategic	535 Madison Avenue, 12th Floor	19,616,652(3)	30.9%
Resources L.P.	New York, NY 10022

Paulson & Co. Inc.	1251 Avenue of the Americas, 50th Floor,	11,488,249(15)	18.1%
	New York, NY 10020

Baupost Group, L.L.C.	10 St. James Ave, Suite 1700 Boston, MA	7,005,298(16)	11.5%
	02116

(1)

Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities owned by him or her (or certain persons whose ownership is attributed to him or her) or securities that can be acquired by him or her within 60 days, including upon the exercise of options, warrants or convertible securities.

(2)

Based on 60,633,701 Common Shares issued and outstanding as of March 24, 2015, plus any common shares deemed to be beneficially owned pursuant to options that are exercisable within 60 days from March 24, 2015.

(3)

Includes 833,333 common shares held directly by GRAT Holdings LLC (“GRAT Holdings”), 16,022,449 common shares held directly by Electrum, and 2,760,870 currently exercisable warrants held directly by Electrum. GRAT Holdings has sole voting and investment power with respect to the 833,333 common shares it holds directly. Each of GRAT Holdings, Electrum, Leopard Holdings LLC ("Leopard"), Electrum Global Holdings L.P. (“Global Holdings”), TEG Global GP Ltd (“TEG Global”) and The Electrum Group LLC (“Electrum Group”) may be deemed to share the power to vote and dispose of the 18,783,319 common shares and currently exercisable warrants held directly by Electrum and, accordingly, each such entity may be deemed to beneficially own such shares. Global Holdings owns all of the limited partnership interests of Electrum and all of the equity interests of the general partner of Electrum. TEG Global is the sole general partner of, and Electrum Group is the investment adviser to, Global Holdings. Electrum Group possesses voting and investment discretion with respect to assets of Global Holdings, including indirect investment discretion with respect to the common shares held by Electrum. GRAT Holdings, which owns all of the equity interests of Leopard, may be deemed to share voting and investment power with respect to shares held by Electrum by virtue of its indirect ownership (through Leopard) of equity of Global Holdings, TEG Global and Electrum Group. The Investment Committee of GRAT Holdings, which consists of three members, exercises voting and investment decisions on behalf of GRAT Holdings, including decisions on behalf of GRAT Holdings with respect to the securities reported herein. Electrum, Leopard, Global Holdings, TEG Global and Electrum Group have disclaimed beneficial ownership of the common shares held by GRAT Holdings for purposes of Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended. Dr. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also Chairman and Chief Investment Officer of Electrum Group, and therefore may be deemed to share the power to vote and dispose of the 18,783,319 common shares and currently exercisable warrants held directly by Electrum.

(4)

Includes 19,616,652 Common Shares and currently exercisable warrants all held by Electrum Strategic Resources L.P. and its affiliate GRAT Holdings LLC. Dr. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also chairman and chief investment officer of Electrum Group, and therefore may be deemed to share the power to vote and dispose of the 18,783,319 common shares and currently exercisable warrants held directly by Electrum.

(5)	Includes 104,291 Common Shares underlying options exercisable within 60 days of March 24, 2014.
(6)	Includes 448,215 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(7)	Includes 133,332 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(8)	Includes 75,000 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(9)	Includes 158,333 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(10)	Includes 107,999 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(11)	Includes 124,665 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(12)	Includes 132,999 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(13)	Includes 132,999 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(14)	Includes 75,000 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(15)	Includes 8,727,379 common shares and 2,760,870 currently exercisable warrants held by Paulson & Co. Inc.
(16)	Includes 6,005,298 common shares and 1,000,000 currently exercisable warrants held by The Baupost Group, L.L.C.

*	Percentage of Common Shares beneficially owned or over which control or direction is exercised, directly or indirectly, is less than 1%.

As of March 24, 2015, we had approximately 1,492 registered holders of Common Shares.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our Company.

DIRECTOR COMPENSATION

Non-executive directors each are eligible to receive an annual retainer of $24,000 in cash of which each director has voluntarily elected to receive 50% of their 2014 and 2015 annual retainers in DSUs. The cash retainer is paid quarterly in arrears. In addition, the Chair of the Audit Committee receives $10,000 and the Chairs of the Compensation and Governance, Corporate Communications and EHST Committees of the Board each receive $5,000 annually and the Board Chair receives $16,000 annually, all paid on a quarterly basis. Non-executive directors receive a meeting fee of $1,000 in cash for each meeting attended. Each director is entitled to participate in any security-based compensation arrangement or other plan adopted by the Company from time to time with the approval of the Company’s Board. The directors are reimbursed for expenses incurred on the Company’s behalf. Executive officers who are also directors do not collect Board fees. Board members are eligible to participate in the Equity Incentive, RSU and DSU Plans. No additional fees are paid to directors. Director compensation is subject to review and possible change on an annual basis.

During fiscal 2014, each non-executive director was granted 75,000 stock options at an exercise price of C$1.22 exercisable for a period of five years. These stock options were all fully vested on the grant date.

The Compensation Committee periodically reviews the adequacy and form of the compensation of directors and ensures that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and reports and makes recommendations to the Board accordingly.

Director Compensation Table

The summary compensation table below sets out the compensation provided to the Company’s non-executive directors for the fiscal year ended November 30, 2014.

					Change in
					Pension Value
					and
	Fees Earned			Non-Equity	Nonqualified	All Other
	or Paid in	Stock	Option	Incentive Plan	Deferred	Compens
	Cash	Awards(1)	Awards	Compensation	Compensation	ation	Total
Name	$	$	$	$	Earnings	$	$
Tony Giardini	38,000	41,680	33,078	-	-	-	112,757
Thomas Kaplan	37,000	29,398	33,078	-	-	-	99,476
Terry Krepiakevich(2)	15,416	5,109	-	-	-	-	20,525
Gregory Lang	30,186	35,085	33,078	-	-	-	98,349
Igor Levental	32,000	33,996	33,078	-	-	-	99,074
Kalidas Madhavpeddi	43,266	47,911	33,078	-	-	-	124,254
Gerald McConnell	28,000	30,729	33,078	-	-	-	91,807
Clynton Nauman	30,000	35,932	33,078	-	-	-	99,010
Walter Segsworth(3)	3,767	1,025	-	-	-	-	4,792
Janice Stairs	33,000	40,288	33,078	-	-	-	106,366

(1)	The 2014 DSU grants for directors are 100% vested on grant date, but payable on retirement. The value of the amounts in respect of stock-based awards is based upon the fair value at time of grant.
(2)	Mr. Krepiakevich did not stand for re-election and ceased to be a director as of May 21, 2014.
(3)	Mr. Segsworth resigned as a director on January 29, 2014.

DSU Plan for Directors

The DSU Plan has been established by the Company to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board.

In an effort to preserve cash and to build share ownership, in October 2013, the Board approved the implementation of giving Directors the opportunity to elect to receive in DSUs 50% of their annual retainer by completing and delivering a written election to the Company on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for calendar quarters beginning during the calendar year following the date of such election. Each director elected to receive in DSUs 50% of their annual retainer.

Directors are not eligible to redeem the DSUs until they retire from the Company. This plan was approved by the Board on November 29, 2012 and originally by the Company’s Shareholders on May 21, 2013.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets out information concerning all option-based and share-based awards outstanding for each director (excluding NEOs) as of November 30, 2014 including awards granted before the most recently completed financial year.

		Option-Based Awards				Share-Based Awards

								Market-
							Market or	related or
							Payout Value	Payout
					Value of	Number of	of Shares or	Value of
		Number of			Unexercised	Shares or	Units of	Unearned
		Securities	Option		in-the-	Units of	Shares that	Shares or
		Underlying	Exercise	Option	money	Shares that	have not	Units that
		Unexercised	Price	Expiration	Options(1)	have not	Vested(2)	have not
Name	Grant Date	Options	C$	Date	$	Vested	$	Vested(2) $

Tony	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Giardini

Thomas	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Kaplan

Gregory	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Lang

Igor	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Levental

Kalidas	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Madhavpeddi

Gerald	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
McConnell

Clynton	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Nauman

Janice	09/09/2014	75,000	1.22	09/08/2019	-	-	-	-
Stairs

(1)	Based on the price of the Company’s Common Shares on the TSX as of November 30, 2014 of C$0.69 less the option exercise price converted into US dollars at an exchange rate of 1 USD = 1.1440 CAD.
(2)	Based on the price of the Company’s Common Shares on the TSX as of November 30, 2014 of C$0.69 converted into US dollars at an exchange rate of 1 USD = 1.1440 CAD.

Value Vested or Earned During the Year

The following table sets out information concerning the value of incentive plan awards – option-based and share-based awards as well as non-equity incentive plan compensation – vested or earned by each director (other than NEOs) during the financial year ended November 30, 2014.

	Option-Based Awards		Share-Based Awards
					Non-equity Incentive
	Number of			Value Vested	Plan Compensation
	Securities	Value Vested	Number of	During the	– Value Earned
	Underlying	During the Year	Shares or Units	Year(1)	During the Year
Name	Options Vested	$	of Shares Vested	$	$
Tony Giardini	75,000	33,078	33,762	29,398	-
Thomas Kaplan	75,000	33,078	23,612	41,680	-
Terry Krepiakevich	-	-	3,713	5,109	-
Gregory Lang	75,000	33,078	28,312	35,085	-
Igor Levental	75,000	33,078	27,412	33,996	-
Kalidas Madhavpeddi	75,000	33,078	38,912	47,911	-
Gerald McConnell	75,000	33,078	24,712	30,729	-
Clynton Nauman	75,000	33,078	29,012	35,932	-
Walter Segsworth	-	-	661	1,025	-
Janice Stairs	75,000	33,078	32,612	40,288	-

(1) Amounts in respect of share-based awards are based upon the market value of the units at time of vesting based on the prevailing share price times the number of units vested.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of November 30, 2014, and the date of this circular, the aggregate indebtedness to the Company and its subsidiaries of all officers, directors, proposed directors and employees, and their respective associates and affiliates, and former officers, directors and employees of the Company or any of its subsidiaries was $nil.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, which includes each person who has been a Director or executive officer of the Company since the beginning of the most recently completed fiscal year, nor any proposed nominee for election as director, nor any associate or affiliate of such informed person or proposed nominee, has had any material interest, direct or indirect, in any transaction entered into by the Company since the beginning of the most recently completed fiscal year.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit and Corporate Governance and Nominating Committees, monitors changes in legal requirements and best practices.

Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and recommended by National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Board of Directors

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. The Board is currently comprised of 9 directors, a majority of whom (6 of 9) are independent. Messrs. Giardini, Levental, Madhavpeddi, McConnell, Nauman, and Ms. Stairs are considered to be “independent” directors for the purposes of NI 58-101, under the applicable NYSE-MKT standards and SEC rules. Mr. Van Nieuwenhuyse is not independent as Mr. Van Nieuwenhuyse is an executive officer of the Company. Mr. Lang is not independent as Mr. Lang is an executive officer of NOVAGOLD which was the parent company of NovaCopper until April 30, 2012. Dr. Kaplan is not independent due to his relationship with our largest shareholder.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every three months. Between the scheduled meetings, the Board meets as required. A total of 9 board meetings were held during the fiscal year ended November 30, 2014. All directors attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all subcommittees of the Board on which he/she served.

As Dr. Kaplan is the Chairman and Chief Investment Officer of the Electrum Group which manages the portfolio of investments of Electrum, the single largest shareholder of the Company, the Company has appointed Clynton Nauman as the lead director of the Company (the “Lead Director”). In such role, Mr. Nauman is primarily responsible for maintaining the independence of the Board and ensuring that the Board carries out its responsibilities.

The Company’s independent directors are expected to meet at least annually in executive session without the presence of non-independent directors and management. Also, in order to facilitate open and candid discussion among independent directors, from time to time as circumstances dictate, the non-independent directors and any representatives of management in attendance at meetings of the Board are excused. At the end of regularly scheduled Board meetings, the directors regularly meet in-camera without management present.

The Board members are not required to attend the annual and special meeting of Shareholders.

The Board has five standing committees: Compensation, Audit, Corporate Governance and Nominating, EHST, and Corporate Communications. Special committees are formed as needed.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) for the Company’s directors, officers and employees. A copy of the Code is available on the Company’s website at www.novacopper.com, on SEDAR at www.sedar.com, and may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular.

The Company has appointed the Company’s Chief Financial Officer to serve as the Company’s Ethics Officer to ensure adherence to the Code. Under the Code, directors, officers and employees will be required to disclose any actual or potential conflict of interest to the Company’s Ethics Officer or the Chair of the Audit Committee. Under the Code, no director, officer or employee shall:

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

•	competes with the Company;

•	supplies products or services to the Company; or

•	purchases products or services from the Company;

•	have any financial interest, including significant stock ownership, which means 10% or more of the common stock, in any entity with which the Company does business that might create or give the appearance of a conflict of interest;

•	seek or accept any personal loan or services from any entity with which the Company does business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business, if the demands of the outside business would interfere with the director’s, officer’s or employee’s responsibilities to the Company;

•	accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

•	conduct business on behalf of the Company with immediate family, which includes spouses, children, parents, siblings and persons sharing the same home, whether or not legal relatives.

The Code also describes how the Company is committed to honest and ethical conduct by all directors, officers, employees and other representatives, providing full, accurate, timely and understandable disclosure and compliance with all laws, rules and regulations.

The Company has also established a Whistle Blower Policy whereby the Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls or auditing matters to the Audit Committee. Monitoring of accounting, internal control and auditing matters, as well as violations of the law, the Code and other Company policies or directives, occurs through the reporting of complaints or concerns through an anonymous whistleblower hotline accessible by telephone, fax or internet.

Certain of the Company’s directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies. To the extent that such other companies may participate in business ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Board, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms and such director will not participate in negotiating and concluding terms of any proposed transaction. Any director or officer who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material or if required to do so by corporate or securities law.

The following directors currently serve on the following boards of directors of other public companies:

Name	Reporting Issuer
Dr. Thomas Kaplan	NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Gregory Lang	NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Sunward Resources Ltd. (TSX: SWD)
Igor Levental	Gabriel Resources Ltd. (TSX: GBU)
NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Sunward Resources Ltd. (TSX: SWD)
Taung Gold International Limited (HKEx: stock code 621)
Kalidas Madhavpeddi	Capstone Mining Corp. (TSX: CS)
Namibia Rare Earths Inc. (TSX: NRE)
NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Gerald McConnell	Namibia Rare Earths Inc. (TSX: NRE)
NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Clynton Nauman	Alexco Resource Corp. (TSX, NYSE-MKT: AXR)
NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Janice Stairs	AuRico Gold Inc. (TSX, NYSE: AUQ)
Rick Van Nieuwenhuyse	Alexco Resource Corp. (TSX, NYSE-MKT: AXR)
AsiaBaseMetals Inc. (TSX-V: ABZ)
SoliusGold Inc. (TSX-V: SDC)
NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Tintina Resources Inc. (TSX-V: TAU)

Board Mandate

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters.

The Board has adopted a written mandate, a copy of which is attached herewith as Appendix “A”. The mandate of the Board is to enhance and preserve long term shareholder value, and to ensure the Company meets the Company’s obligations on an ongoing basis and operates in a reliable and safe manner. In accordance with its mandate, the Board is expected to, among other things:

  review and approve strategic plans on an annual basis and monitor annual programs in relation to strategic plans;

  review operating and financial performance relative to budgets and objectives;

  ensure the integrity and effectiveness of the Company’s internal control and management information systems;

  understand the principal risks of the Company’s business and ensure that there are systems in place which effectively monitor and manage those risks with a view to the Company’s long-term viability;

  monitor and evaluate the performance of the CEO, establish compensation programs and succession planning and determine compensation of the CEO and senior management;

  ensure the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

  appoint Board committees, including the Audit Committee, and delegate to those committees any appropriate powers of the Board; and

  adopt a communication and disclosure policy for the Company and ensure the Company has in place effective communication processes with shareholders and other stakeholders and with financial, regulatory and other institutions and agencies.

Position Descriptions

The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the Audit Committee, Corporate Governance and Nominating Committee, EHST Committee, Compensation Committee, and the Corporate Communications Committee is required to ensure the committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the committee. The Board has developed a written position description for the Chair of the Board and this position is presently held by Dr. Thomas Kaplan. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. The Lead Director position, presently held by Mr. Clynton Nauman, is primarily responsible for maintaining the independence of the Board and ensuring that the Board carries out its responsibilities.

The Board has also developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO shall establish the strategic and operational priorities of the Company and provide leadership to the management team. The CEO is directly responsible to the Board for all activities of the Company.

Orientation and Continuing Education

The Company provides an orientation and education program to new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters and recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in matters material to the Company’s business and in areas outside of the specific expertise of the Board members. Historically, all new members of the Board have been experienced in the mining sector so no general mining orientation has been necessary.

Continuing education helps directors keep up to date on changing governance issues and requirements and legislation or regulations in their field of experience. The Board recognizes the importance of ongoing education for the directors and senior management of the Company and the need for each director and officer to take personal responsibility for this process. To facilitate ongoing education, the CEO or the Board may from time to time, as required:

  request that directors or officers determine their training and education needs;

  arrange visits to the Company’s projects or operations;

  arrange funding for the attendance at seminars or conferences of interest and relevance to their position; and

  encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.

During the 2014 fiscal year, directors participated in educational sessions and received educational materials on the topics outlined below.

Date	Educational Program	Presented By	Participant
	Increasing Diversity on	Blake, Cassels &
September 24, 2014	Canada’s Boards: Recent	Graydon LLP	Board of Directors
Initiatives
October 8, 2014	Accounting and Reporting in	PricewaterhouseCoopers	Audit Committee
	the United States	LLP
	NI 43-101 Economic		Environmental, Health,
November 14, 2014	Analysis: Impairment and	Ernst & Young LLP	Safety and Technical
	Valuation		Committee
November 20, 2014	Shareholder Activism and	Dorsey & Whitney LLP	Compensation Committee
Engagement
November 21, 2014	Board Diversity: Initiatives	Blake, Cassels &	Corporate Governance &
	Around the World	Graydon LLP	Nominations Committee
December 5, 2014	Cybersecurity	Ernst & Young LLP	Board of Directors

The Board also encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.

Board’s Role in Risk Oversight

While Company management is charged with the day-to-day management of risks the Company faces including credit risk, liquidity risk and operational risk, the Audit Committee, pursuant to its charter, is responsible for oversight of risk management. Oversight begins with the Board of Directors and the Audit Committee. The Audit Committee consists of three independent directors. The Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company's principal risks, both financial and non-financial, and reviews updates on these risks from Company management. The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and financial statements. In addition, the Audit Committee is charged with the responsibility of evaluating related party transactions and conflicts of interest. The Audit Committee reports periodically to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management.

The Board leadership structure promotes effective oversight of the Company's risk management for the same reasons that the structure is most effective for the Company in general, that is, by providing the Chief Executive Officer and other members of senior management with the responsibility to assess and manage the Company's day-to-day risk exposure and providing the Board, and specifically the Audit Committee of the Board, with the responsibility to oversee these efforts of management.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Blake, Cassels & Graydon LLP, Corporate Secretary, Elaine M. Sanders, NovaCopper Inc. Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Audit Committee and Audit Committee Financial Expert

The Board has appointed an Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal financial controls and audit function and the performance of the independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The members of the Audit Committee are elected annually by the Board at the annual organizational meeting. The members of the Audit Committee shall meet the independence and experience requirements of the NYSE-MKT and Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The Company’s Audit Committee consists of fully independent members and the Company’s “audit committee financial expert” is Tony Giardini. The Audit Committee meetings are held quarterly at a minimum. The Audit Committee met six times in the year ended November 30, 2014. The Company’s Audit Committee Charter is available on the Company’s website at www.novacopper.com.

Corporate Governance and Nominating Committee

The Board is responsible for approving directors for nomination and election and filling vacancies among the directors. In all cases, the Board will consider the recommendations of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Gerald McConnell (Chair), Igor Levental and Janice Stairs. All members of the Corporate Governance and Nominating Committee are independent. The Corporate Governance and Nominating Committee met nine times in the year ended November 30, 2014

The Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at www.novacopper.com, states that the Corporate Governance and Nominating Committee will assist the Board by (i) recommending, annually, the members proposed for reelection to the Board and identifying and recommending new nominees; (ii) recommending to the Board, on an annual basis, director nominees for each Board committee; (iii) in consultation with the Board, establishing criteria for Board membership and recommending Board composition; and (iv) developing and overseeing a process for director succession, including reviewing and assessing new candidates for appointment or nomination to the Board.

Director Nomination Policies

The Corporate Governance and Nominating Committee is responsible for reviewing any Shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Corporate Governance and Nominating Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding Shareholder requests for nominations, see the section entitled “Shareholder Proposals” in this Circular. None of the current nominees were nominated by a Shareholder.

Annually, the Corporate Governance and Nominating Committee follows a process designed to consider the reelection of existing directors and, if applicable, to seek individuals qualified to become new Board members for recommendation to the Board to fill any vacancies. The Committee believes candidates for the Board of Directors should have the ability to exercise objectivity and independence in making informed business decisions and extensive knowledge in the mining industry, finance and other areas, and in particular, experience with regards to exploration and development of mineral properties, financial reporting, risk management and business strategy. With respect to nominating existing directors, the Committee reviews relevant information available to it and assesses each individual’s continued ability and willingness to serve as a director. The Committee also assesses each person’s contribution in light of the mix of skills and experience the Committee deems appropriate for the Board.

With respect to establishing criteria for Board membership and recommending the composition of the Board, the Corporate Governance and Nominating Committee is required by its charter to consider diversity in experience and perspectives in addition to general skills and competencies. Also, of consideration and interest are the experiences that personal diversity, including ethnicity, gender and education, can add to the Board.

Majority Voting Policy

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain Shareholders “withheld” votes for the director, the qualifications of the director and whether the director’s resignation from the Board would be in the best interests of the Company. The Board must take formal action on the Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and announce its decision by press release. The policy does not apply in circumstances involving contested director elections.

Compensation Committee Interlocks and Insider Participation

The Board has a Compensation Committee, as more fully described under the heading “Statement of Executive Compensation – Compensation Discussion and Analysis”.

None of the members of the Compensation Committee is or has been an executive officer or employee of the Company or its subsidiary. No executive officer of the Company is or has been a director or member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.

There were no Compensation Committee or Board interlocks among the members of our Board during 2014.

Other Board of Directors’ Committees

In addition to the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, the Company also has the following standing committees: Corporate Communications, and Environment, Health, Safety and Technical Committee. Special Committees are struck as needed.

The role of the Corporate Communications Committee is to review, monitor and assess the effectiveness of the Company’s corporate communications. The Corporate Communications Committee is comprised of Igor Levental (Chair), Janice Stairs and Rick Van Nieuwenhuyse.

The role of the EHST Committee is to review, monitor and assess the effectiveness of the Company’s environmental policies and activities and the Company’s activities as they relate to health and safety issues. The EHST Committee is comprised of Gregory Lang (Chair), Kalidas Madhavpeddi and Clynton Nauman.

Assessments

The Board is responsible for selecting and appointing executive officers and for monitoring their performance. The performance of executive officers is annually measured against pre-set objectives and the performance of mining companies of comparable size. The Corporate Governance and Nominating Committee is responsible for overseeing the development and implementation of a process for assessing the effectiveness of the Board, its committees and its members. The Corporate Governance and Nominating Committee may request each director to provide his or her assessment of the effectiveness of the Board and each evaluation should take into account the competencies and skills each director is expected to bring to his or her particular role on the Board or on a committee, as well as any other relevant facts.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with his/her best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. The Company will furnish to Shareholders, free of charge, a hardcopy of the Company’s financial statements and management’s discussion and analysis and/or a hardcopy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014, upon request to Corporate Secretary at NovaCopper Inc., Suite 1950, 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K4, Telephone 604-638-8088, Fax 604-638-0644. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

HOUSEHOLDING

The SEC’s rules permit the Company to deliver a single set of proxy materials to one address shared by two or more of Shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. The Company has delivered only one set of proxy materials to Shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company has received contrary instructions from any Shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.

SHAREHOLDER PROPOSALS

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2016 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2016 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than November 27, 2015, which is 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year's annual and special meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any shareholder proposal in the proxy materials for the 2016 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2016 annual general meeting of the Shareholders. However, the BCBCA, in Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:

a)	is a registered owner or beneficial owner of one or more Common Shares; and

b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of C$2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

Pursuant to our advance notice policy, shareholder director nominations must be made not less than 30 days and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

Proxies for the 2016 annual meeting of the Shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice (i) by the times specified above with respect to shareholder director nominations or (ii) with respect to all other proposals, at least three months before the anniversary of the Company’s 2015 annual meeting. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

NovaCopper Inc.
Attention: Elaine M. Sanders, Corporate Secretary
c/o Blake, Cassels & Graydon LLP
Suite 2600, 595 Burrard Street
Vancouver, British Columbia
Canada V7X 1L3

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS, THIS 27TH DAY OF MARCH, 2015.

“Rick Van Nieuwenhuyse”

Rick Van Nieuwenhuyse
President and Chief Executive Officer

     APPENDIX A
BOARD MANDATE

NOVACOPPER INC.
(the “Company”)

BOARD OF DIRECTORS TERMS OF REFERENCE

A.	PURPOSE

The Board of Directors (the "Board") has the responsibility for the stewardship of the Company and to oversee the conduct of the business of the Company. The Board's fundamental objectives are to enhance and preserve long-term shareholder value, to ensure the Company meets its obligations on an ongoing basis and that the Company operates in a reliable and safe manner. In performing its functions, the Board should also consider the legitimate interests its other stakeholders such as employees, customers and communities may have in the Company. In overseeing the conduct of the business, the Board, through the Chief Executive Officer, shall set the standards of conduct for the enterprise.

B.	COMPOSITION, PROCEDURES AND ORGANIZATION

The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board retains the responsibility for managing its own affairs including selecting its Chair, nominating candidates for election to the Board, constituting committees of the full Board and determining Director compensation. Subject to the Company’s constating documents and the Business Corporations Act (British Columbia) (the “BCBCA”), the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.

The Board shall determine the number of directors, which shall not be less than 3, required to effectively manage the Company’s affairs and shall recommend the slate of nominees for election by shareholders at the annual meeting. The directors are elected annually at the Company’s annual meeting of shareholders and must meet the requirements of applicable corporate and securities laws, rules and regulations, including those of applicable stock exchanges on which the Company’s shares are listed (“Applicable Laws”).

The majority of the directors shall be independent as determined by Applicable Laws.

The Board shall meet at least 4 times per year and may also hold additional meetings as considered necessary. The independent directors shall meet, without members of management, as appropriate.

The Board has developed a calendar of the activities to be undertaken by the Board for each meeting, attached as Appendix A.

C.	DUTIES AND RESPONSIBILITIES

The Board's principal duties and responsibilities fall into a number of categories which are outlined below.

1.	Legal Requirements

(a)	The Board has the responsibility to ensure that legal requirements have been met and documents and records have been properly prepared, approved and maintained;

(b)	The Board has the statutory responsibility to:

(i)	supervise the management of the business and affairs of the Company;

(ii)	act honestly and in good faith with a view to the best interests of the Company;

(iii)	exercise the care, diligence and skill that reasonable, prudent people would exercise in comparable circumstances; and

(iv)

act in accordance with its obligations contained in the BCBCA and the regulations thereto, the Company's constating documents, the Securities Act of each province and territory of Canada, the federal securities laws of the United States, the rules and regulations of stock exchanges on which is securities are listed, including without limitation the Toronto Stock Exchange and the NYSE-MKT, and other relevant and applicable legislation and regulations.

2.	Independence

The Board has the responsibility to ensure that appropriate structures and procedures are in place to permit the Board to function independently of management.

3.	Strategy Determination

The Board has the responsibility to:

(a)

at least annually, participate with management, in the development of, and ultimately approve, the Company’s strategic plan, taking into account, among other things, the opportunities and risks of the Company’s business;

(b)	approve annual capital and operating budgets that support the Company’s ability to meet its strategic objectives;

(c)	approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Company;

(d)	approve financial and operating objectives used in determining compensation if they are different from the strategic, capital or operating plans referred to above;

(e)	approve material divestitures and acquisitions;

(f)	monitor the Company's progress towards its strategic objectives, and revise and alter its direction through management in light of changing circumstances;

(g)	conduct periodic reviews of human, technological and capital resources required to implement the Company’s strategy and the regulatory, cultural or governmental constraints on the business; and

(h)	review, at every regularly scheduled Board meeting if feasible, recent developments that may affect the Company’s strategy, and advise management on emerging trends and issues.

4.	Financial and Corporate Issues

The Board has the responsibility:

(a)

to take reasonable steps to ensure the integrity and effectiveness of the Company's internal control and management information systems, including the evaluation and assessment of information provided by management and others (e.g., internal and external auditors) about the integrity and effectiveness of the Company’s internal control and management information systems;

(b)	to review operating and financial performance relative to budgets and objectives;

(c)

to approve the annual financial statements and notes thereto, management’s discussion & analysis of financial condition and results of operations contained in the annual report, the annual information form, the annual report on Form 10-K and the management information circular;

(d)	to submit the Audit Committee’s appointment of the external auditors for the Company to the shareholders of the Company for ratification; and

(e)	to approve significant contracts, transactions, and other arrangements or commitments that may be expected to have a material impact on the Company.

5.	Managing Risk

The Board has the responsibility to understand the principal risks of the business in which the Company is engaged, to achieve a proper balance between risks incurred and the potential return to shareholders, and to ensure that there are systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Company.

6.	Appointment, Training and Monitoring Senior Management

The Board has the responsibility:

(a)

to appoint the Chief Executive Officer (the "CEO"), to monitor and assess CEO performance against corporate goals and objectives, to determine CEO compensation, considering the recommendations of the Compensation Committee, and to provide advice and counsel in the execution of the CEO's duties;

(b)	to approve the appointment and remuneration of all executive officers, acting upon the advice of the CEO;

(c)

to the extent possible, to satisfy itself as to the integrity of the CEO and other executive officers and satisfy itself that the CEO and other executive officers are creating a culture of integrity throughout the Company;

(d)	to approve certain decisions relating to executive management, including the:

(i)	appointment and discharge of executive officers;

(ii)	compensation and benefits for executive officers;

(iii)	acceptance by the CEO of any outside directorships on public companies or any significant public service commitments; and

(iv)	employment, consulting, retirement and severance agreements, and other special arrangements proposed for senior officers; and

(e)	to ensure that adequate provision has been made to train and develop management and for the orderly succession of the CEO and the other senior officers.

7.	Policies, Procedures and Compliance

The Board has the responsibility:

(a)	to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

(b)	to approve and monitor compliance with significant policies and procedures by which the Company is operated;

(c)	to ensure the Company sets high environmental standards in its operations and is in compliance with environmental laws and legislation;

(d)	to ensure the Company has in place appropriate programs and policies for the health and safety of its employees in the workplace; and

(e)	to review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

8.	Governance

The Board has the responsibility:

(a)	to appoint Board committees, including an Audit Committee, and delegate to those committees any appropriate powers of the Board;

(b)

to review the size and composition required of the Board and approve nominations for candidates for election to the Board, with a view to ensuring that the Board is comprised of directors with the necessary skills and experience to facilitate effective decision-making;

(c)	to develop the Company’s approach to corporate governance; and

(d)

to review annually its terms of reference and its performance and the performance of the Board committees, the Chair of the Board, the Lead Director where applicable, and the Chair of the committees to ensure that the Board and the committees are operating effectively.

9.	Reporting and Communication

The Board has the responsibility:

(a)

to adopt a communication or disclosure policy for the Company and ensure that the Company has in place effective communication processes with shareholders and other stakeholders (including measures to enable stakeholders to communicate with the independent directors of the Board) and with financial, regulatory and other institutions and agencies;

(b)

to ensure that the financial performance of the Company is accurately reported to shareholders, other security holders and regulators on a timely and regular basis in accordance with all applicable securities laws, rules and regulations;

(c)

to ensure that the financial results are reported fairly and in accordance with generally accepted accounting principles in effect at the time and all applicable securities laws, rules and regulations;

(d)	to ensure the timely reporting of any other developments that have a significant and material impact on the value of the Company;

(e)

to approve the content of the Company’s major communications to shareholders and the investing public, including the interim/annual reports (including the financial statements and management, discussion and analysis), the management information circular (including compensation, discussion and analysis and the disclosure of corporate governance practices), the annual information form, any prospectuses that may be issued, and any significant information respecting the Company contained in any documents incorporated by reference in any such prospectuses; and

(f)	to report annually to shareholders on its stewardship of the affairs of the Company for the preceding year.

D.	THE CHAIR OF THE BOARD & LEAD DIRECTOR

The Chair is accountable to the Board and shall have the duties of a member of the Board as set out in applicable corporate law and in the Company’s constating documents and as otherwise determined by the Board. The Chair, or Lead Director where applicable, is responsible for the management, development and effective performance of the Board and leads the Board to ensure that it fulfills its duties as required by law and as set out in the Board Terms of Reference.

1.	Appointment

The Chair shall be appointed annually by the Board of Directors of the Company (the “Board”) and shall have such skills and abilities appropriate to the appointment of Chair as shall be determined necessary and desirable by the Board.

2.	Qualifications of the Board Chair

The Chair shall be a duly elected member of the Board and shall be independent as defined under applicable securities laws, rules and regulations and the requirements of any applicable stock exchange, unless the Board determines that it is inappropriate to require the Chair to be independent. If the Board determines that it would be inappropriate to require the Chair of the Board to be independent, then the independent directors shall select from among their number a director who will act as “Lead Director” and who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. The Chair, if independent, or the Lead Director if the Chair is not independent, shall act as the effective leader of the Board and ensure that the Board’s agenda will enable it to successfully carry out its duties.

3.	Vacancy

Where a vacancy occurs at any time in the position of Chair, it shall be filled by the Board. The Board may remove and replace the Chair at any time.

4.	Duties

The Chair, or Lead Director where applicable, is responsible to:

(a)	organize the Board to function independently of management;

(b)	promote ethical and responsible decision making, appropriate oversight of management and best practices in corporate governance;

(c)	ensure that the Board works as a cohesive team and provide the leadership essential for this purpose;

(d)

ensure that the responsibilities of the Board are well understood by both the Board and management, and that the boundaries between Board and management responsibilities are clearly understood and respected;

(e)	manage the affairs of the Board, including ensuring that the Board is organized properly, functions effectively and meets its obligations and responsibilities;

(f)	act as a liaison between the Board and senior management to ensure that relationships between the Board and senior management are conducted in a professional and constructive manner;

(g)	provide advice, counsel and mentorship to other members of the Board, the President and Chief Executive Officer and other senior members of management;

(h)	lead the Board in establishing, reviewing and monitoring the strategy, goals, objectives and policies of the Company;

(i)

communicate all major developments and issues to the Board in a timely manner, initiate opportune discussion of such matters and ensure provision to the Board of sufficient information to permit the Board to fulfill its oversight responsibilities;

(j)	communicate with all members of the Board to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Board and its committees;

(k)	adopt procedures to ensure that the Board can conduct its work effectively and efficiently, including committee structure and composition, scheduling, and management of meetings;

(l)	ensure that, where functions are delegated to appropriate committees, the functions are carried out and results are reported to the Board;

(m)

as necessary and in consultation with the President and/or Chief Executive Officer, ensure the Company, and where appropriate the Board, is adequately represented at official functions and meetings with major shareholders, other stakeholders, financial analysts, media and the investment community;

(n)	determine, in consultation with the Board and management, the time and places of the meetings of the Board and of the annual general meeting;

(o)	co-ordinate with management and the Secretary to ensure that matters to be considered by the Board are properly presented and given the appropriate opportunity for discussion;

(p)	ensure the Board has the opportunity to meet without members of management present on a regular basis;

(q)	assist in the preparation of the agenda of the Board meetings;

(r)	preside as chair of each meeting of the Board and as chair of each meeting of the shareholders of the Company; and

(s)	carry out other duties as requested by the Board as a whole, depending on need and circumstance.

E.	COMMITTEE CHAIRS

1.	Appointment

The Chair of each Committee shall be appointed annually by the Board.

2.	Qualifications of a Committee Chair

Each Committee Chair shall be a duly elected member of the Board.

3.	Vacancy

Where a vacancy occurs at any time in the position of a Committee Chair, it shall be filled by the Board. The Board may remove and replace a Committee Chair at any time.

4.	Duties

The Chair of a Committee shall lead and oversee the applicable Committee to ensure it fulfills its mandate as set out in its terms of reference. In particular, the Chair shall:

(a)	organize the Committee to function independently of management, including organizing in-camera sessions and other meetings without management;

(b)	foster ethical and responsible decision-making by the Committee and its members;

(c)	deal effectively with dissent and work constructively towards arriving at decisions and achieving consensus;

(d)	ensure that the Committee has an opportunity to meet without members of management present at regular intervals;

(e)	determine, in consultation with the Committee and management, the time and places of the meetings of the Committee;

(f)	manage the affairs of the Committee, including ensuring that the Committee is organized properly, functions effectively and meets its obligations and responsibilities;

(g)	co-ordinate with management and the secretary to the Committee to ensure that matters to be considered by the Committee are properly presented and given the appropriate opportunity for discussion;

(h)	provide advice and counsel to the President and/or Chief Executive Officer and other senior members of management in the areas covered by the Committee's mandate;

(i)	preside as chair of each meeting of the Committee; and

communicate with all members of the Committee to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Committee.

F.	INDIVIDUAL DIRECTORS

Each Director (i) shall act honestly and in good faith in the best interests of the Company and its shareholders and (ii) must exercise the degree of care, diligence and skill that a reasonably prudent person would exercise incomparable circumstances. In addition, each Director shall have the following responsibilities:

1.	Responsibilities of Corporate Stewardship

Each Director has the responsibility to:

(a)	represent the best interests of the Company and its shareholders, assist in the maximization of shareholder value and work towards the long-term success of the Company;

(b)	advance the interests of the Company and the effectiveness of the Board by bringing his or her knowledge and experience to bear on the strategic and operational issues facing the Company;

(c)	provide constructive counsel to and oversight of management;

(d)	respect the confidentiality of information and matters pertaining to the Company;

(e)	maintain his or her independence, generally and as defined under applicable securities laws, and objectivity;

(f)	be available as a resource to the Board; and

(g)	fulfill the legal requirements and obligations of a director and shall develop a comprehensive understanding of the statutory and fiduciary roles of a director.

2.	Responsibilities of Integrity and Loyalty

Each Director has the responsibility to:

(a)	comply with the Company’s Code of Business Ethics;

(b)	disclose to the Secretary, prior to the beginning of his or her service on the Board, and thereafter as they arise, all actual and potential conflicts of interest; and

(c)

disclose to the Chair of the Board, in advance of any Board vote or discussion, if the Board or a committee of the Board is deliberating on a matter that may affect the Director’s interests or relationships outside the Company and abstain from discussion and/or voting on such matter as determined to be appropriate.

3.	Responsibilities of Diligence

Each Director has the responsibility to:

(a)	prepare for each Board and committee meeting by reading the reports, minutes and background materials provided for the meeting;

(b)

attend in person the annual meeting of the Company and attend all meetings of the Board and all meetings of committees of the Board of which the Director is a member, in person or by telephone, video conference, or other communication facilities that permit all persons participating in the meeting to communicate with each other; and

(c)

as necessary and appropriate, communicate with the Chair and with the President and/or CEO between meetings, including to provide advance notice of the Director’s intention to introduce significant and previously unknown information at a Board meeting.

4.	Responsibilities of Effective Communication

Each Director has the responsibility to:

(a)	participate fully and frankly in the deliberations and discussions of the Board;

(b)	encourage free and open discussion of the Company’s affairs by the Board;

(c)	establish an effective, independent and respected presence and a collegial relationship with other Directors;

(d)	focus inquiries on issues related to strategy, policy, and results;

(e)

respect the President and CEO’s role as the chief spokesperson for the Company and participate in external communications only at the request of, with the approval of, and in coordination with, the Chair and the President and CEO;

(f)	communicate with the Chair and other Directors between meetings when appropriate;

(g)	maintain an inquisitive attitude and strive to raise questions in an appropriate manner and at proper times; and

(h)	think, speak and act in a reasoned, independent manner.

5.	Responsibilities of Committee Work

Each Director has the responsibility to:

(a)	participate on committees and become knowledgeable about the purpose and goals of each committee; and

(b)	understand the process of committee work and the role of management and staff supporting the committee.

6.	Responsibilities of Knowledge Acquisition

Each Director has the responsibility to:

(a)	become generally knowledgeable about the Company’s business and its industry;

(b)	participate in Director orientation and education programs developed by the Company from time to time;

(c)	maintain an understanding of the regulatory, legislative, business, social and political environments within which the Company operates;

(d)	become acquainted with the senior officers and key management personnel; and

(e)	gain and update his or her knowledge about the Company’s facilities and visit these facilities when appropriate.

G.	OUTSIDE CONSULTANTS OR ADVISORS

At the Company’s expense, the Board may retain, when it considers it necessary or desirable, outside consultants or advisors to advise the Board independently on any matter. The Board shall have the sole authority to retain and terminate any such consultants or advisors, including sole authority to review a consultant’s or advisor’s fees and other retention terms.

Dated: February 27, 2012
Amended and restated: October 23, 2012, with effect from December 1, 2012
Amended and restated: December 5, 2014

BOARD OF DIRECTORS

CALENDAR OF ACTIVITIES

Matter	Year end	Q1	Q2	Q3	Budget/
strategy
Business to be conducted at each meeting:	X	X	X	X	X
• Approve minutes of previous meetings
• Review Action Items
• President’s Report: Operations, Corporate Development &
Strategic Update
• Review of Financial Results Year to Date & Annual Forecast
• Approval of Audit Committee Report, Approval of
Annual/Interim Financial Statements, MD&A and Press
Release
• Investor Relations Report
• Approval of Stock Option Grants (as necessary)
• In-Camera Meeting of Independent Directors
Approve Reports and Recommendations from:	X	X	X	X	X
• Corporate Governance & Compensation Committee
• EHS Committee
Review of CEO Performance and Approval of Compensation for CEO and Senior Officers	X
43-101 Report (as necessary for material projects)	X	X	X	X	X
Approval of Annual Information Form and Annual Report on	X
Form 10-K
Approve Record Date and Date for Annual Meeting	X
Approval of Management Information Circular		X
• Approve Nominees for Directors and Appointment of
Auditors
Appointment of Committees		X
Appointment of Officers		X
Director Education Sessions, as needed	X	X	X	X	X
Review Terms of Reference and Calendar of Activities				X
Approve Strategic Plan					X
Approve Capital and Operating Budgets and Financial Plan					X
Risk Management Review					X
• Review of Delegation of Authority

     APPENDIX B
EQUITY INCENTIVE PLAN
NOVACOPPER INC.
(the “Corporation”)

February 27, 2012

Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate Eligible Persons and to align the interests of such persons with those of shareholders of the Company through the incentive inherent in share ownership and by providing them an opportunity to participate in the Company’s future performance through awards of Options.

ARTICLE I
INTERPRETATION

1.1	Definitions and Interpretation. As used in this Plan, the following words and terms will have the following meanings:

(a)	“Board” means the board of directors of the Company;

(b)	“Change of Control” means:

(i)

the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Company which, together with any other voting securities of the Company held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Company;

(ii)

an amalgamation, arrangement or other form of business combination of the Company with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Company (including a merged or successor company) resulting from the business combination; or

(iii)

the sale, lease or exchange of all or substantially all of the property of the Company to another person, other than a subsidiary of the Company or other than in the ordinary course of business of the Company;

(c)	“Code” means the U.S. Internal Revenue Code of 1986, as amended;

(d)

“Committee” means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board, provided, however, if the Company ceases to qualify as a Foreign Private Issuer, the Committee shall be comprised of not less than such number of directors as shall be required to permit options granted under this Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non- employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m);

(e)	“Company” means NovaCopper Inc. or any successor corporation;

(f)	“Consultant” has the meaning ascribed to that term in National Instrument 45-106 – Prospectus and Registration Exemptions;

(g)	“Disability” means the mental or physical state of an individual such that:

(i)

the Board, other than such individual, determines that such individual has been unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his or her obligations as an employee, independent contractor, Consultant or director of the Company either for any consecutive 6 month period or for any period of 8 months (whether or not consecutive) in any consecutive 12 month period; or

(ii)	a court of competent jurisdiction has declared such individual to be mentally incompetent or incapable of managing his or her affairs;

(h)	“Effective Date” means February 27, 2012;

(i)	“Eligible Person” means any natural person providing continuous services to the Company or any of its subsidiaries and who is:

(i)	an employee of the Company or any of its subsidiaries; or

(ii)

a Consultant to the Company or any of its subsidiaries in respect of whom the Company is permitted to grant Options under an exemption from the registration and prospectus requirements of applicable securities law and if such Consultant does not provide services in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the registrant's securities; or

(iii)	an Outside Director of the Company or any of its subsidiaries;

(j)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(k)	“Exercise Agreement” has the meaning ascribed thereto in Section 3.1(f);

(l)	“Exercise Period” means the period of time during which a particular Option may be exercised;

(m)	“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option;

(n)

“Expiry Date” means the means the expiry date of an Option as determined by the Committee in accordance with the terms and conditions of this Plan, subject to the time limits and any “black out” or similar periods as provided in section 3.1(d) to this Plan;

(o)	“Expiry Time” means 4:30 pm (Pacific time) on the Expiry Date;

(p)	“Fair Market Value” means:

(i)

the closing price of the Shares on the Toronto Stock Exchange (or if Shares are not traded on the Toronto Stock Exchange, the closing price of the Shares on such other exchange on which Shares are traded) on the last trading day prior to the relevant date, or if no Shares were traded on the trading day immediately prior to the relevant date, the closing price of the Shares on the last trading day, prior to the relevant date, on which Shares were traded; and

(ii)

if the Shares are not listed on an exchange, the fair market value as determined in good faith by the Committee, through the reasonable application of a reasonable valuation method, and in accordance with the requirements of Section 409A of the Code and applicable regulations and guidance;

(q)	“Foreign Private Issuer” has the meaning ascribed to is in Rule 3b-4 under the Exchange Act;

(r)	“Incentive Stock Option” or “ISO” means an Option granted to a U.S. Participant that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code;

(s)	“Market Price” means, as of any date, the value of the Shares, determined based on the following in order:

(i)

if the Shares are listed on the Toronto Stock Exchange, the Market Price shall be the volume weighted average price (VWAP) of the Shares for the 5 trading day period ending on the last trading day prior to the relevant date. The “VWAP” shall be determined by dividing the total value of the Shares by the total volume of Shares traded for the relevant 5 trading day period;

(ii)

if the Shares are listed on an exchange other than the Toronto Stock Exchange, the Market Price shall be the closing price of the Shares (or the closing bid, if no sales were reported) as quoted on such exchange on the last trading day prior to the relevant date; or

(iii)	if the Shares are not listed on an exchange, the Market Price shall be determined in good faith by the Committee.

(t)	“Nonqualified Stock Option” means an Option granted to a U.S. Participant that is not an Incentive Stock Option;

(u)	“Option” means an award of an option to purchase Shares hereunder;

(v)	“Outside Director” means every director of the Company who is not a full-time employee of, or Consultant to, the Company or any of its subsidiaries;

(w)	“Participant” means every Eligible Person who is approved for participation in the Plan by the Committee;

(x)	“Plan” means this Equity Incentive Plan, as the same may be amended from time to time;

(y)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation;

(z)	“Share Bonus Plan” means the plan established pursuant to Article 5 hereof;

(aa)	“Shares” means the common shares in the capital of the Company;

(bb)	“subsidiary” means a subsidiary of the Company as defined in the Securities Act (British Columbia);

(cc)	“Stock Option Certificate” means the certificate in the form of Exhibit A hereto for a specific Option;

(dd)

“Termination” or “Terminated” means any situation where a Participant has lawfully or unlawfully ceased to be a Participant regardless of the reasons therefor and whether or not notice has been provided.

(ee)	“Termination Date” means:

(i)	in the case of a Participant who lawfully or unlawfully ceases to be employed or engaged as a Participant as a result of resignation, the later of:

(A)	the date on which the notice of his or her intention to resign all of his or her positions with the Company and any subsidiary is provided, and

(B)	the effective date of the resignation, if any, which is specified in the notice referred to above;

(ii)	in the case of a Participant who lawfully or unlawfully ceases to be employed or engaged as a Participant as a result of Termination by the Company or any subsidiary,

(A)

other than for cause, the date specified by the Company and/or its subsidiary in writing to the Participant as being the last day on which the Participant is to report to work for the Company and/or its subsidiary, or

(B)	for cause, the day on which the notice of termination is given; and

(iii)

in the case of a Participant who lawfully or unlawfully ceases to be employed or engaged as a Participant of the Company or any subsidiary as a result of retirement, death, Disability or any other means, the date on which such retirement, death, Disability or other event occurs.

(ff)	“U.S. Participant” means an Eligible Person who is a U.S. citizen or a U.S. resident, in each case as defined in section 7701(a)(30)(A) and section 7701(b)(1)(A) of the Code;

(gg)	“Withholding Obligations” has the meaning ascribed thereto in Section 9.3;

(hh)

“10% Shareholder” means a person who owns (taking into account the constructive ownership rules under section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company (or of any subsidiary of the Company).

ARTICLE II
SHARES AVAILABLE UNDER THE PLAN

2.1	Number of Shares Available. Subject to section 2.2 and Article VIII,

(a)

the total number of Shares reserved and available for grant and issuance pursuant to this Plan, as at the Effective Date, shall not exceed 10% of the issued and outstanding Shares on the date of the grant. Any issuance of Shares from treasury, including issuances pursuant to exercise of Options or pursuant to the Share Bonus Plan, shall automatically replenish the number of Shares issuable under the Plan. Options that have been cancelled or that have expired without being exercised continue to be issuable under the Plan. Where the Company issues Shares from treasury upon the valid exercise of Options, such Shares shall be issued as fully paid and non- assessable Shares;

(b)

the number of Shares issuable under the Plan to any one person (together with those Shares issuable pursuant to any other security based compensation arrangements of the Company or its subsidiaries) shall not exceed 10% of the Shares outstanding on the date of grant;

(c)

the number of Shares issuable to insiders under the Plan (together with those Shares issuable pursuant to any other security based compensation arrangements of the Company or its subsidiaries) shall not, at any time, exceed 10% of the Shares outstanding;

(d)

the number of Shares which may be issued under the Plan to insiders within a one-year period (together with those Shares that may be issued pursuant to any other security based compensation arrangements of the Company or its subsidiaries) shall not, at any time, exceed 10% of the Shares outstanding.

2.2                                Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, consolidation, combination, reclassification or similar change in the capital structure of the Company without consideration, then:

(a)	the number of Shares reserved for issuance under the Plan;

(b)	the number of Shares subject to outstanding Options; and

(c)

the Exercise Prices of outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issuable under any Options and any such fractions will be rounded down to the nearest Share.

ARTICLE III
GRANT OF OPTIONS

3.1                                 Options. The Committee may grant Options to Eligible Persons and will determine the number of Shares subject to the Option, the Exercise Price, the Expiry Date and all other terms and conditions of the Option, subject to the following:

(a)

Form of Option Grant. Each Option granted under this Plan will be evidenced by a stock option certificate in the form attached to this Plan as Exhibit A, or in such other form as may be approved by the Committee, from time to time (called the “Stock Option Certificate”) which will contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan;

(b)

Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option; provided, however, that if the Committee makes the determination to grant an Option during a black-out period, the date of grant of such Option shall be deemed to be the date two business days following the end of such black-out period and the end of such black-out period shall be determined in accordance with any insider trading policy or similar policy of the Company. The Stock Option Certificate and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option;

(c)

Vesting and Exercise of Options. Provided the Participant has not been Terminated, Options may be exercisable until the Expiry Date determined by the Committee and specified in the Stock Option Certificate. The Committee also may provide for Options to vest (ie. become exercisable) at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. If the application of vesting causes the Option to become exercisable with respect to a fractional Share, such Share shall be rounded down to the nearest whole Share;

(d)

Expiry. Each Option shall expire at the Expiry Time on the Expiry Date set forth in the Option Certificate and must be exercised, if at all, on or before the Expiry Date. In no event shall an Option be exercisable during a period extending more than ten years after the date of grant, provided that in the circumstance where the end of the term of an Option falls within, or within ten business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority). In such circumstances, the end of the term of such Option shall be the tenth business day after the earlier of the end of such black out period or, provided the black out period has ended, the Expiry Date;

(e)	Exercise Price. The Exercise Price of an Option shall not be less than the greater of Market Price and Fair Market Value on the date of grant;

(f)

Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) substantially in the form attached to this Plan as Exhibit B, or in such other form as may be approved by the Committee (which need not be the same for each Participant), stating the Participant’s election to exercise the Option, the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price (plus any applicable taxes including Withholding Obligations), for the number of Shares being purchased. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option. The Option may not be exercised unless such exercise is in compliance with all applicable securities laws and the rules and policies of any exchange or quotation system upon which the Shares are listed or quoted, as they are then in effect on the date of exercise, and provided that no blackout period is then in effect under the Insider Trading Policy of the Company;

(g)	Net Exercise.

(i)

The Committee may permit the net exercise of any Option into Shares by any Participant as provided in this section 3.1(g) (“Net Exercise”) at any time, or from time to time, during the term of such Option. The decision of whether or not to permit Net Exercise for any Option is in the sole discretion of the Committee and will be made on a case by case basis. Upon the Net Exercise of Options (the “Converted Options”), the Company shall deliver to the Participant (without payment by the Participant of any Exercise Price or any cash or other consideration), that number of fully paid and non-assessable Shares (X) equal to the number of Converted Options (Y) multiplied by the quotient obtained by dividing the result of the Market Price of one Share (B) less the Exercise Price per Share (A) by the Market Price of one Share (B). Expressed as a formula, such conversion shall be computed as follows:

(B - A)
	X = (Y)	B

Where: X =	The number of Shares that will be issued to the
Participant.
Y =	The number of Converted Options.
A =	The Exercise Price per Share.
B =	The Market Price of one Share.

No fractional Shares shall be issuable upon the Net Exercise of Options, such Shares to be rounded down to the nearest whole number.

(ii)

Net Exercise may be requested for the exercise of any Options by any Participant. The Participant must make the request by indicating on the Exercise Agreement, which must be submitted as specified in section 3.1(f) above, that the Participant wishes to exercise the Options through the Net Exercise method.

(h)

Termination of Option. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. Notwithstanding any other provisions hereof but subject to any vesting requirements or termination provisions attached to specific Options granted under the Plan and subject further to the discretion of the Committee to accelerate vesting, upon the Termination of a Participant, the following provisions shall apply:

(i)	in the case of dismissal without cause, each vested Option held by a Participant shall be exercisable until the date which is the earlier of:

(A)	six months after the Termination Date; and

(B)	the Expiry Date for such Options,

after which time all vested and unvested Options shall be void and of no further force or effect;

(ii)	in the case of dismissal for cause, each vested and unvested Option held by the Participant shall be void and of no further force or effect on the Termination Date;

(iii)	in the case of Termination as a result of death, each vested Option held by the deceased Participant shall be exercisable until the date which is the earlier of:

(A)	six months after the Termination Date; and

(B)	the Expiry Date for such Options,

after which time such Options shall be void and of no further force or effect;

(iv)

in the case of Termination for any reason other than as provided in paragraphs (i), (ii) and (iii) of this section, unless specifically determined otherwise by the Committee, each vested Option held by the Participant shall be exercisable until the date which is the earlier of:

(A)	six months after the Termination Date; and

(B)	the Expiry Date for such Options,

after which time such Options shall be void and of no further force or effect;

(i)

Change of Control. Except as otherwise specified in the Stock Option Certificate for a specific Option, all outstanding Options that are not fully vested on the date on which a Change of Control occurs shall vest immediately upon such Change of Control.

(j)

Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable; and

(k)

Exclusion from Severance Allowance, Retirement or Termination Settlement. In the event of a Participant’s Termination for any reason, the curtailment, pursuant to the terms of the Plan, of such Participant’s Options shall not give rise to any right to damages (including damages relating to any period of reasonable notice and regardless of whether reasonable or any notice was provided to the Participant) and shall not be included in the calculation of, nor form any part of, any severance allowance, retiring allowance or termination settlement of any kind whatever in respect of such Participant.

(l)

Code Section 162(m) Individual Award Limitation. No Eligible Person may be granted Options under the Plan for more than 15,000,000 Shares (subject to adjustment as provided for in Section 2.2 of the Plan), in the aggregate in any calendar year.

3.2                                 Issuance of Shares. Subject to applicable securities laws and any blackout period in effect under the Company’s Insider Trading Policy then in effect, and provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Shares registered in the name of the Participant, the Participant’s legal representative or other person as directed by the Participant and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

3.3                              Reserved for Issuance. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan.

ARTICLE IV
OPTIONS GRANTED TO U.S. PARTICIPANTS

4.1                                  Number of Shares for Incentive Stock Options. Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 15,000,000, subject to adjustment as provided in Section 2.2 of the Plan and subject to the provisions of Section 422 and 424 of the Code or any successor provision.

4.2                                 Option Exercise Price. The Exercise Price of an Option shall not be less than the greater of Market Price and Fair Market Value.

4.3                                 Adjustments. Any adjustment to or amendment of an outstanding Option granted to a U.S. participant (including, but not limited to, adjustments contemplated under Sections 2.2, 8.1 and 9.8 with respect to the exercise price and number of Shares subject to an Option or with respect to extension of the term of an Option) will be made so as to comply with, and not create any adverse consequences under, section 409A of the Code, and to the extent applicable, section 424(a) of the Code.

4.4                                 Designation of Options. The Option Agreement relating to any Option granted to a U.S. Participant shall specify whether such Option is an Incentive Stock Option or a Nonqualified Stock Option. If no such specification is made, the Option will be (a) an Incentive Stock Option if all of the requirements under the Code are satisfied or (b) in all other cases, a Nonqualified Stock Option.

4.5                                 Special Requirements for Incentive Stock Options. In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the following limitations and requirements will apply to an Incentive Stock Option:

(a)

an Incentive Stock Option may be granted only to employees (including a director or officer who is also an employee) of the Company (or of any subsidiary of the Company within the meaning of section 424 of the Code). For purposes of this Article III, the term “employee” shall mean a person who is an employee for purposes of section 422 of the Code;

(b)

to the extent that the aggregate Fair Market Value of Shares (determined as of the date of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by a U.S. Participant during any calendar year (under this Plan and all other plans of the Company and of any parent or subsidiary of the Company within the meaning of Section 424 of the Code) exceeds US$100,000, or any limitation subsequently set forth in section 422(d) of the Code, such excess shall be considered a Non-Qualified Stock Option;

(c)

the exercise price payable per Share upon exercise of an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, the exercise price payable per Share upon exercise of such Incentive Stock Option will be not less than 110% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option;

(d)

an Incentive Stock Option will terminate and no longer be exercisable no later than 10 years after the date of grant of such Incentive Stock Option; provided, however, that in the case of a grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, such Incentive Stock Option will terminate and no longer be exercisable no later than 5 years after the date of grant of such Incentive Stock Option;

(e)

if a U.S. Participant who has been granted an Incentive Stock Option ceases to be an employee of the Company (or by a subsidiary of the Company within the meaning of section 424 of the Code) for any reason, whether voluntary or involuntary, other than death, permanent disability or just cause, then in order for the ISO to retain ISO status, the ISO must be exercised by the earlier of (i) the date that is three months after the date of cessation of employment or (ii) the expiration of the term of such Incentive Stock Option. For the purposes of this Section, the employment of a U.S. Participant who has been granted an Incentive Stock Option will not be considered interrupted or terminated upon (a) sick leave, military leave or any other leave of absence approved by the Administrator that does not exceed ninety (90) days in the aggregate; provided, however, that if reemployment upon the expiration of any such leave is guaranteed by contract or applicable law, such ninety (90) day limitation will not apply, or (b) a transfer from one office of the Company (or of any subsidiary) to another office of the Company (or of any parent or subsidiary) or a transfer between the Company and any parent or subsidiary. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any parent or subsidiary of the Company within the meaning of section 424 of the Code) because of the death of a permanent disability of such U.S. Participant or such U.S. Participant’s personal representatives or administrators, or any person or persons to whom such Incentive Stock Option is transferred by will or the applicable laws of descent and distribution, as the case may be, may exercise such Incentive Stock Option (to the extent such Incentive Stock Option was exercisable on the date of death of permanent disability, as the case may be) at any time prior to the earlier of (i) the date that is six (6) months after the date of death or permanent disability, as the case may be, or (ii) the expiration of the term of such Incentive Stock Option. For the purposes of this paragraph, “permanent disability” is defined in section 22(e) of the Code. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any parent or subsidiary of the Company within the meaning of section 424 of the Code) for cause, the right to exercise such Incentive Stock Option will terminate on the date of cessation of employment, unless otherwise determined by the Board;

(f)	an Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant’s lifetime only by such U.S. Participant;

(g)	an Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned or pledged by such U.S. Participant, except by will or by the laws of descent and distribution; and

(h)

in the event that this Plan is not approved by the shareholders of the Company within twelve (12) months before or after the date on which this Plan is adopted by the Board, any Incentive Stock Option granted under this Plan will automatically be deemed to be a Nonqualified Stock Option.

ARTICLE V
SHARE BONUS PLAN

5.1                            Participants. The Board, on the recommendation of the Committee, shall have the right, subject to Section 5.2, to issue or reserve for issuance, for no cash consideration, to any Eligible Person any number of Shares as a discretionary bonus of Shares subject to such provisos and restrictions as the Board may determine.

5.2                                 Number of Shares. Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in Section 2.1. In addition to the limitations set out in Section 2.1, the aggregate maximum number of shares that may be issued pursuant to Section 5.1 will be limited to 1,000,000 Shares.

The Board, on the recommendation of the Committee, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance under the Share Bonus Plan for future issuance pursuant to a grant of Options and, in the event that any Shares specifically reserved under the Share Bonus Plan are reallocated to Options, the aggregate maximum number of Shares reserved under the Share Bonus Plan will be reduced to that extent. In no event will the number of Shares allocated for issuance under the Share Bonus Plan exceed 1,000,000 Shares.

5.3                                 Necessary Approvals. The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any exchange or securities regulatory authority having jurisdiction over the Shares.

ARTICLE VI
ADMINISTRATION

6.1                                 Committee Authority. This Plan will be administered by the Committee. Subject to the general purposes, terms and conditions of this Plan, applicable securities laws and rules and policies of any exchange or quotation system upon which the Shares are listed or quoted, and to the direction of the Board, the Committee will have full discretionary power to implement and carry out this Plan including, without limitation, the authority to:

(a)	construe and interpret this Plan, any Stock Option Certificate and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	select Eligible Persons to receive Options and Shares;

(d)	determine the form and terms of Options and Stock Option Certificates, provided that they are not inconsistent with the terms of the Plan;

(e)	determine the Exercise Price of an Option;

(f)	determine the number of Shares to be covered by each Option;

(g)	determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, any other incentive or compensation plan of the Company;

(h)	grant waivers of Option conditions or amend or modify each Option, provided that they are not inconsistent with the terms of this Plan;

(i)	determine the vesting, exercisability and Expiry Dates of Options;

(j)	correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Option, any Stock Option Certificate or any Exercise Agreement; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

6.2                                 Committee Discretion. Any determination made by the Committee with respect to any Option or Share will be made in its sole discretion at the time of grant of the Option or Share. Unless in contravention of any express term of this Plan or Option, at any later time, such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan.

ARTICLE VII
RIGHTS OF OWNERSHIP

7.1                                 No Rights of a Shareholder. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are actually issued pursuant to a treasury order or other evidence issued by the Company.

7.2                                 Transferability. Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the operation of law. During the lifetime of the Participant, an Option will be exercisable only by the Participant. The terms of the Option shall be binding upon the executors, administrators and heirs of the Participant.

ARTICLE VIII
CORPORATE TRANSACTIONS

8.1                                   Assumption or Replacement of Options by Successor. In the event of:

(a)

a merger whether by way of amalgamation or arrangement in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary, or other transaction in which there is no substantial change in the shareholders of the Company and the shareholders of the successor corporation or their relative shareholdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants);

(b)

a merger whether by way of amalgamation or arrangement in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their Shares or other equity interests in the Company;

(c)	the sale of substantially all of the assets of the Company, or

(d)

a formal take-over bid for not less than all the outstanding Shares, any or all outstanding Options will expire at such time and on such conditions as the Committee will determine (including, without limitation, the Committee may, in the exercise of its sole discretion in such instances, give each Participant the right to exercise his or her Option as to all or a part of the Shares that may be acquired upon exercise of the Options, including Shares as to which the Option would not otherwise be exercisable).

8.2                                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his or her Option as to all or any part of the Shares that may be acquired upon exercise of the Options, including Shares as to which the Option would not otherwise be exercisable.

ARTICLE IX
GENERAL

9.1                                 No Obligation to Employ. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or limit in any way the right of the Company to terminate a Participant’s employment or other relationship at any time, with or without cause. Neither any period of notice, if any, nor any payment in lieu thereof, upon Termination shall be considered as extending the period in which an Eligible Person is providing continuous services for the purposes of the Plan.

9.2                                 Term of Plan. No Options shall be granted under the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of shareholder approval of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Certificate, any Option theretofore granted may extend beyond the end of such 10-year period, and the authority of the Board provided for hereunder with respect to the administration of the Plan and any outstanding Options, and the authority of the Board to amend the Plan and any outstanding options, shall extend beyond the end of such 10-year period .

9.3                                 Canadian Tax Withholding. The Company may withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as it reasonably believes is necessary to enable the Company to comply with the applicable requirements of any Canadian federal, provincial, or local law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to options (“Withholding Obligations”). The Company may also satisfy any liability for any such Withholding Obligations, on such terms and conditions as the Company may determine in its discretion, by (a) requiring a Participant, as a condition to the exercise of any Options, to make such arrangements as the Company may require so that the Company can satisfy such Withholding Obligations including, without limitation, requiring the Participant to remit to the Company in advance, or reimburse the Company for, any such Withholding Obligations or (b) selling on the Participant’s behalf, or requiring the Participant to sell, any Shares acquired by the Participant under the Plan, or retaining any amount which would otherwise be payable to the Participant in connection with any such sale.

9.4                                U.S. Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable U.S. federal or state payroll, withholding, income or other taxes that are the sole and absolute responsibility of a U.S. Participant are withheld or collected from such U.S. Participant. For the purposes of assisting a U.S. Participant in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant, subject to applicable laws, to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Option having a Market Price equal to the minimum amount required under applicable law to be withheld or (b) delivering to the Company Shares (other than Shares issuable upon exercise of such Option) having a Market Price equal to the minimum amount required under applicable law to be withheld. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

9.5                                 Compliance with Securities Laws. No Shares or other assets shall be issued or delivered under this Plan unless and until the Company has determined that there has been full and adequate compliance with all Canadian and United States federal, provincial and state securities laws and regulations. The Board may require the Participant to make such warranties and representations as are necessary to satisfy the various securities laws.

9.6                                 Legends. Shares issued under the Plan shall bear such restrictive legends as the Board deems necessary or appropriate, including legends that reflect the terms of the Stock Option Certificate between the Participant and the Company.

9.7                                 Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.8                              Termination and Amendment of Plan. The Board shall have the power to, without shareholder approval, at any time and from time to time, either prospectively or retrospectively, amend, suspend, or terminate this Plan or any Option granted under this Plan:

(a)	for the purposes of making minor or technical modifications to any of the provisions of this Plan;

(b)	to correct any ambiguity, defective provisions, error or omission in the provisions of this Plan;

(c)	to change any vesting provisions of Options;

(d)	to change the termination provisions of the Options or this Plan which does not entail an extension beyond original expiry date of the Options;

(e)	to add or change provisions relating to any form of financial assistance provided by the Company to Eligible Persons that would facilitate the purchase of securities under the Plan;

(f)	to add a cashless exercise feature to any Option or to the Plan, providing for the payment in cash or securities upon the exercise of Options;

(g)	to extend the term of any Option previously granted in accordance with the Plan;

(h)	to reduce the exercise price of any Option previously granted in accordance with the Plan; and

(i)	to reduce the allocation of Shares to the Share Bonus Plan;

provided however that:

(j)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;

(k)

no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of an optionee with respect to any then outstanding Option, as determined by the Board acting in good faith, without his or her consent in writing; and

(l)	the Board shall obtain shareholder approval of the following:

(i)	any amendment to the maximum number of Shares specified in Section 2.1 in respect of which Options or Shares may be granted under the Plan (other than pursuant to Section 2.2);

(ii)	any amendment that would reduce the exercise price of an outstanding Option granted to an insider (other than pursuant to Section 2.2);

(iii)

any amendment that would extend the term of any Option granted to an insider (within the meaning of the rules of the Toronto Stock Exchange, and any other exchange on which the Shares are listed for trading) beyond the Expiry Date;

(iv)	any amendment which would permit Options granted under this Plan to be transferable or assignable other than for normal estate settlement purposes; and

(v)	any amendment which would cause Section 162(m) of the Code to become unavailable with respect to the Plan; and

(vi)	a change to this Section 9.8 of this Plan.

9.9                                  Powers of the Board Following Termination of the Plan. If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

9.10                                 Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to a Participant shall be in writing and addressed to such Participant at the address indicated in the Stock Option Certificate or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three business days after deposit in the mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by confirmed facsimile, rapidfax telecopier, or electronic means.

9.11                                 Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

9.12                                 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

****

APPROVED BY THE BOARD

/s/ Thomas Kaplan
Chairman of the Board

APPENDIX C
ADDITIONAL ANNUAL REPORT INFORMATION

Directors and Executive Officers Principal Occupation and Business

Name,
Position	Principal Occupation	Principal Business of Employer
Tony S. Giardini	Chief Financial Officer of Kinross Gold	Mining
Director	Corporation
Dr. Thomas S. Kaplan	Chairman of the Company and Chairman	Investment advisory and asset management
Director	and Chief Investment Officer of The
Electrum Group LLC
Gregory A. Lang	President and Chief Executive Officer of	Mining
Director	NOVAGOLD Resources Inc.
Igor Levental	President of The Electrum Group LLC	Investment advisory and asset management
Director
Kalidas V. Madhavpeddi	President of Azteca Consulting LLC and	Consultant
Director	Overseas Chief Executive Officer of China
Molybdenum Co., Ltd.
Gerald J. McConnell	Chief Executive Officer of Namibia Rare	Mining
Director	Earths Inc.
Clynton R. Nauman	President and Chief Executive Officer of	Mining
Director	Alexco Resource Corp.
Elaine Sanders	Vice President, Chief Financial Officer and	Mining
Vice President, Chief Financial Officer and	Corporate Secretary of the Company
Corporate Secretary
Janice Stairs	General Counsel to Namibia Rare Earths Inc.	Mining
Director
Rick Van Nieuwenhuyse	President and Chief Executive Officer of the	Mining
Director, President and Chief Executive Officer	Company

Price Range of Common Shares

The NovaCopper Shares are listed on the TSX and the NYSE-MKT under the symbol “NCQ”. On February 2, 2015, there were 1,493 holders of record of our shares, which does not include shareholders for which shares are held in nominee or street name. The following tables set out the market price range of the Common Shares on the TSX and NYSE-MKT for the 12 months prior to the date hereof.

	NYSE-MKT		TSX (C$)
Fiscal Quarter	High	Low	High	Low
April 25 – May 31, 2012	3.73	2.45	5.16	2.40
Q3 2012	2.84	1.70	2.81	1.67
Q4 2012	2.90	1.79	2.90	1.76

	NYSE-MKT		TSX (C$)
Fiscal Quarter	High	Low	High	Low
Q1 2013	2.28	1.75	2.19	1.75
Q2 2013	2.10	1.66	2.14	1.69
Q3 2013	2.07	1.66	2.20	1.72
Q4 2013	2.08	1.55	2.18	1.60
Q1 2014	2.03	1.22	2.15	1.36
Q2 2014	1.50	0.94	1.68	0.96
Q3 2014	1.25	0.85	1.35	0.96
Q4 2014	1.23	0.60	1.34	0.69
December 2014 – February 2, 2015	0.64	0.41	0.75	0.53

On February 2, 2015, the closing price of our Common Shares on the TSX was CDN$0.64 per Common Share and on the NYSE-MKT was $0.52 per Common Share.

Dividend Policy

We have not declared or paid any dividends on our Common Shares. Our current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of our business. We will not declare or pay any dividends until such time as our cash flow exceeds our capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or our Board determines that our shareholders could make better use of the cash.

Stock Performance Graph

The following graph depicts the Company’s cumulative total Shareholder returns since becoming a listed issuer on April 25, 2012 assuming a $100 investment in Common Shares on the TSX, compared to an equal investment in the S&P/TSX Composite Index, S&P/TSX Global Base Metals Index and the S&P/TSX Venture Composite Index. The Company does not currently issue dividends. The Common Share performance as set out in the graph is not indicative of future price performance.

The below chart depicts the cumulative total Shareholder returns during the fiscal year ended November 30, 2014 of a $100 investment at the time the Company became a listed issuer on the TSX.

	February 28,	May 31,	August 31,	November 30,
Year	2014	2014	2014	2014
Value based on $100 invested in
NovaCopper on the TSX	$57	$44	$54	$29
Value based on $100 invested in S&P/TSX
Composite	$123	$127	$136	$128
Value based on $100 invested in S&P/TSX
Global Base Metals Index (USD)	$106	$110	$118	$94
Value based on $100 invested in S&P/TSX
Venture Composite	$80	$76	$79	$58

The Company successfully listed on the TSX and NYSE-MKT in April 2012. Total shareholder returns since the Company’s listing on the TSX have been negative and the Company had outperformed the S&P/TSX Venture Composite prior to November 30, 2013. The Company achieved all of its goals and objectives in 2014 but the overall markets for the resource sector have been down.

Selected Financial Data

The selected financial data in the table below have been selected in part, from our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The selected financial data should be read in conjunction with those consolidated financial statements and the notes thereto.

			in thousands of dollars, except per share amounts
		Year ended November 30
	2014	2013	2012	2011	2010
	$	$	$	$	$
Results of operations
Loss and comprehensive loss for the period	9,648	24,394	31,018	11,336	3,340
Basic and diluted loss per share	0.17	0.47	0.67	0.44	0.14

Financial position
Working capital (deficit)	4,846	5,423	21,190	(424)	(12,153)
Total assets	36,826	38,899	55,696	31,772	26,607
Total long-term liabilities	-	-	-	-	11,098
Shareholders’ equity	35,847	37,157	53,723	31,251	3,296

NYSE MKT Option Disclosure

The Company had 5,197,786 and 4,287,970 unoptioned shares available for the granting of options under our stock option plan as of December 1, 2013 and November 30, 2014, respectively. No outstanding stock option grants were repriced for any reason during the fiscal year ended November 30, 2014.